Exhibit 10.1

EXCLUSIVE MANUFACTURING, SUPPLY AND DISTRIBUTION AGREEMENT

This EXCLUSIVE MANUFACTURING, SUPPLY AND DISTRIBUTION AGREEMENT (this “Agreement”) is made and entered into as of 5:00 PM Eastern Daylight Time, August 23, 2010 (the “Effective Date”) by and between Kamada Ltd., an Israeli corporation (collectively with its Affiliates, “Kamada”), whose principal office is at Science Park, Kiryat Weizmann, 7 Sapir Street, P.O. Box 4081, Ness Ziona 74140, Israel, and Baxter Healthcare Corporation (“Baxter”), a Delaware corporation whose principal office is at One Baxter Parkway, Deerfield, Illinois 60015, USA.

RECITALS

WHEREAS, Baxter is in the business of developing, making, marketing and selling biopharmaceutical products, including human alpha-one antitrypsin, also known as alpha-one protease inhibitor (“A1PI”);

WHEREAS, Kamada owns certain intellectual property, confidential information, and regulatory licenses relating to the production of A1PI biopharmaceutical products;

WHEREAS, Kamada has developed the Product (as defined below) and desires to grant to Baxter the exclusive right to distribute and sell the Product in the Baxter Territory in the Field (as each is defined below);

WHEREAS, Baxter is willing to act as Kamada’s exclusive distributor for the Product in the Baxter Territory in the Field; and

WHEREAS, Kamada and Baxter desire to enter into this Agreement to set forth the terms and conditions of such distribution right.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual representations, warranties, covenants and agreements contained herein, the Parties hereto agree as follows:

ARTICLE 1
DEFINITIONS

1.1 “Act” shall mean the United States Food, Drug and Cosmetic Act and the regulations promulgated thereunder, as amended from time to time.

1.2 “Affiliates” shall mean, with respect to either Party, those entities controlled by, in control of, or under common control with such Party. A corporation or non-corporate business entity shall be regarded as in control of another corporation or business entity (a) if it owns or directly or indirectly controls a majority of the voting stock or other ownership interest of the other entity, or (b) in the absence of the ownership of a majority of the voting stock or other ownership interest of such entity, if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation or non-corporate business entity, as applicable.

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1.3 “A1PI” shall have the meaning set forth in the preamble.

1.4 “A1PI IV Product” shall mean the Product and the Baxter Product (as such term is defined in the License Agreement).

1.5 “Affiliated Parties” shall mean, in respect of any specified Party, all Affiliates, directors, officers, employees and Representatives of such Party.

1.6 “Approval Payment” shall have the meaning set forth in Section 5.4(a).

1.7 “Baxter Delivery Point” shall have the meaning set forth in Section 4.2(h)(i).

1.8 “Baxter Facility” shall mean any facility owned by or on behalf of Baxter or an Affiliate of Baxter that is used to manufacture A1PI IV Product.

1.9 “Baxter Indemnified Parties” shall have the meaning set forth in Section 14.1.

1.10 “Baxter Product” shall have the meaning set forth in the License Agreement.

1.11 “Baxter Territory” shall mean collectively the United States of America including its territories and possessions, Canada, Australia and New Zealand.

1.12 “Best Efforts” shall mean taking, in good faith, all required steps to achieve a particular result and to ensure that such result is achieved as expeditiously as possible. Notwithstanding the foregoing, the utilization of ‘Best Efforts’ shall not require a Party to: (a) take any actions that would, individually or in the aggregate, cause such Party to incur costs, or suffer any other detriment, materially out of proportion to the benefits to be received by such Party under this agreement; (b) take any actions that would, individually or in the aggregate, cause a material adverse change in such Party; (c) incur any material liabilities; (d) dispose of any significant assets; (e) take any action that would violate any law or order to which the Party is subject; (f) take any action that would imperil such Party’s existence or solvency; or (g) initiate any litigation or arbitration.

1.13 “BLA” or “Biologic License Application” shall mean a biologics license application filed with the FDA pursuant to 21 C.F.R. § 601.2 et seq., or any foreign equivalent filed with the Regulatory Authorities in a country or territory to obtain authorization to market A1PI IV Product in such country or territory.

1.14 “BLA Party” shall mean, with respect to each BLA, the Party that owns or holds such BLA pursuant to Section 11.1.

1.15 “BLA Supplement” shall mean a supplement to a BLA Application filed with the FDA pursuant to 21 C.F.R. § 601.2 et seq., or any foreign equivalent filed with the Regulatory Authorities in a country or territory to modify or amend the referenced BLA including, inter alia, to add a Baxter Facility to the BLA.

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1.16 “CAPA” shall have the meaning set forth in Section 11.3.

1.17 “cGMP” shall mean the then-current Good Manufacturing Practices, 21 C.F.R. Parts 210 and 211.

1.18 “Claims” shall have the meaning set forth in Section 14.1.

1.19 “Clinical Data” shall have the meaning set forth in Section 8.2.

1.20 “Clinical Studies” shall have the meaning set forth in Section 8.1(a).

1.21 “COA” shall have the meaning set forth in Section 4.2(h).

1.22 “Commercially Reasonable Efforts” shall mean the efforts and resources normally used by the relevant Party to carry out such activities in a sustained manner consistent with the efforts such Party uses for products with similar market and profit potential and similar scientific, technical, developmental and regulatory risks based on conditions then prevailing.

1.23 “Competitor” shall mean any third party that operates in the blood plasma derivatives and/or plasma fractionation space.

1.24 “Competing Product” shall mean an A1PI intravenous product produced for use in humans.

1.25 “Complaint” shall mean any non-medical customer complaint associated with the Product. For the avoidance of doubt, “Complaint” shall not include “adverse events,” which shall be addressed under a separate pharmacovigilance agreement between the Parties.

1.26 “Confidential Information” shall have the meaning set forth in Section 13.1.

1.27 “CPR” shall mean the International Institute for Conflict Prevention & Resolution.

1.28 “Delivery Point” shall have the meaning set forth in Section 4.2(h).

1.29 “Disclosing Party” shall have the meaning set forth in Section 13.3.

1.30 “Effective Date” shall have the meaning set forth in the preamble to this Agreement.

1.31 “Enforcement Notice” shall have the meaning set forth in Section 14.7(b).

1.32 “Enforcement Notice Period” shall have the meaning set forth in Section 14.7(b).

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1.33 “Enhancement” shall mean any improvements to the Product including, but not limited to, line extensions of the Product, packaging of the Product, labeling of the Product, developments in the Product itself (including any new manufacturing processes or methods) and new applications of the Product, in each case, in the Field.

1.34 “European IV Transaction” shall have the meaning set forth in Section 17.1(a).

1.35 “Execution Payment” shall have the meaning set forth in Section 5.4(a).

1.36 “Failure” shall have the meaning set forth in Section 4.2(g)(ii).

1.37 “Failure Costs” shall have the meaning set forth in Section 4.2(g)(iii).

1.38 “FDA” shall mean the U.S. Food and Drug Administration and any successor agency thereto.

1.39 “Field” shall mean the use of an A1PI concentrate produced from human plasma for intravenous administration in humans.

1.40 “Force Majeure” shall have the meaning set forth in Section 18.4(b).

1.41 “Forecast” shall have the meaning set forth in Section 4.2(a).

1.42 “ICH” shall mean the International Conference on Harmonization of Technical Requirements for Registration of Pharmaceuticals for Human Use.

1.43 “Indemnified Party” shall have the meaning set forth in Section 14.3.

1.44 “Indemnifying Party” shall have the meaning set forth in Section 14.3.

1.45 “Inhaled Product Transaction” shall have the meaning set forth in Section 17.1(a).

1.46 “Initial Vials” shall have the meaning set forth in Section 4.2(a).

1.47 “Inspection period” shall have the meaning set forth in Section 4.2(i).

1.48 “Intellectual Property” shall mean all patents, trademarks, trade names, service marks, trade dress, trade secrets and copyrights, including, without limitation, any renewal, extension or other rights therefor, and applications, provisionals, divisionals, reexaminations, continuations in part, divisions, continuations, reissues, additions, substitutions and registrations for any of the foregoing and all corresponding foreign patents and patent applications of each of the foregoing, technical information, devices, processes, procedures, discoveries, techniques, formulae, software, designs, drawings, data, trade secrets, methods, protocols, products, apparatuses and other materials, compositions, mask works, domain names, schematics, manufacturing processes, know-how, moral rights, software programs or applications, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, financial and marketing plans, customer and supplier lists and information, and all other intellectual property or proprietary rights.

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1.49 “IV” shall mean intravenous or IV therapy, a method of introducing a liquid directly into a vein.

1.50 “Joint Steering Committee” or “JSC” shall have the meaning set forth in Section 8.3.

1.51 “Kamada Delivery Point” shall have the meaning set forth in Section 4.2(h)(ii).

1.52 “Kamada Facility” shall mean any facility owned by or on behalf of Kamada or an Affiliate of Kamada that is used to manufacture and supply A1PI IV Product.

1.53 “Kamada Indemnified Parties” shall have the meaning set forth in Section 14.2.

1.54 “Kamada Intellectual Property” shall mean all Intellectual Property related to or used in connection with or embodied in the Product including, without limitation, the development, manufacture, processing, packaging, use or sale of the Product, but shall not include any trademarks or tradenames used in connection with the Product solely outside of the Baxter Territory.

1.55 “Kamada Territory” shall mean all territories not included in the Baxter Territory.

1.56 “Kamada Trademarks” shall mean those trademarks owned by Kamada for A1PI concentrate prepared from human plasma for intravenous administration registered in the Baxter Territory, expressly including the trademark GLASSIA™.

1.57 “Labeling” shall have the meaning set forth in Section 4.3(a).

1.58 “Labeling Quote” shall have the meaning set forth in Section 4.3(b).

1.59 “License Agreement” means that certain Technology License Agreement by and between the Parties (or Affiliates thereof) dated as of even date herewith.

1.60 “Market Price” of each stock keeping unit (“SKU”) with respect to a particular year in a particular country shall mean a price equal to the quotient obtained by dividing (a) the aggregate amount of Net Sales, of such SKU invoiced in such year in such country by (b) the number of such SKUs listed in invoices included in such calculation of Net Sales.

1.61 “Minimum Period” shall have the meaning set forth in Section 6.4(a).

1.62 “Minimum Purchase Levels” shall have the meaning set forth in Section 6.4.

1.63 “Minimum PV Information” shall mean the following data elements: a reporter who is identifiable by name, initials and/or address; an identifiable patient/subject (i.e., identifiable by patient number, date of birth, age, or gender); at least one suspected substance/medicinal product; at least one suspected adverse drug event.

1.64 “Minimums Term” shall have the meaning set forth in Section 6.4(a).

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1.65 “Net Sales” shall have the meaning set forth in the License Agreement; provided that gross revenues invoiced shall include sales, leases or other transfers of both Baxter Products and Products by Baxter, its Affiliates, Permitted Commercialization Sublicensees (as such term is defined in the License Agreement), agents and sub-distributors, to Unaffiliated Third Parties (as such term is defined in the License Agreement) in the applicable country within the Baxter Territory.

1.66 “Non-BLA Party” shall mean, with respect to each BLA, the Party that does not hold or own the BLA pursuant to Section 11.1.

1.67 “Non-Essential Changes” shall have the meaning set forth in Section 4.3(b).

1.68 “No-Shop Period” shall have the meaning set forth in Section 17.1.

1.69 “Packaging Allowance” shall have the meaning set forth in Section4.3(b).

1.70 “Party” shall mean Baxter or Kamada and “Parties” shall mean Baxter and Kamada.

1.71 “Paste” shall mean Baxter’s fraction IV-1 (in the form of centrifuge paste or filter cake).

1.72 “Paste Specifications” shall mean the specifications for Paste set forth in the Paste Supply Agreement.

1.73 “Paste Supply Agreement” shall mean that certain Amended and Restated Fraction IV-1 Paste Supply Agreement, dated as of the date hereof, by and between Baxter and Kamada.

1.74 “Prescription Drug Marketing Act” shall mean the United States Prescription Drug Marketing Act of 1987 (P.L. 100-293, 102 Stat. 95) and its implementing regulations set forth in the U.S. Code of Federal Regulations (21 C.F.R. Part 205 and 21 C.F.R. Part 203).

1.75 “Product” shall mean the Alpha 1-Proteinase Inhibitor for intravenous use (all IV dosage forms) produced by Kamada as further described by the Specifications attached hereto. For the avoidance of doubt, the term ‘Product’ shall include all sizes and shapes of the Product for uses in the Field, and any Enhancements to the Product.

1.76 “Product Trademarks” shall have the meaning set forth in Section 4.3(c)(iii).

1.77 “Production Capacity” of 50 mL vials of Product for delivery to Baxter shall mean:

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Calendar Year	50 mL vials/month
2010	[*****]
2011	[*****]
2012	[*****]
2013	[*****]
2014	[*****]
2015	[*****]

1.78 “Quality Agreement” shall mean that certain Quality Agreement between Kamada and Baxter executed in connection with the Parties’ respective obligations under this Agreement with respect to the Product, which shall include, without limitation, a joint Complaint management process, storage and shipment conditions and controls, product release and environmental, temperature and humidity conditions and controls, as well as roles and responsibilities in the change control process, each as applicable.

1.79 “Receiving Party” shall have the meaning set forth in Section 13.3.

1.80 “Regulatory Approval” shall mean, in any country in the world, the registrations, authorizations and approvals (including, but not limited to approvals of New Drug Applications, Biologics License Applications, labeling and reimbursement approvals), licenses (including, but not limited to, product and/or establishment licenses, manufacturing sites) supplements and amendments, pre- and post-approvals, of any national, supra-national, regional, state or local regulatory agency, department, bureau, commission, council or other Regulatory Authority or governmental entity in such country (including the FDA), necessary for the development (including the conduct of clinical trials), manufacture, distribution, importation, exportation, transport, storage, marketing, promotion, offer for sale, use, or sale of a Product in such country.

1.81 “Regulatory Authority” shall mean any national, supra-national, regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity in such country (including the FDA) responsible for overseeing the development (including the conduct of clinical trials), manufacture, distribution, importation, exportation, transport, storage, marketing, promotion, offer for sale, use, or sale of a Product in such country.

1.82 “Regulatory Documentation” shall mean those regulatory documents listed in the Technology Sharing Plan.

1.83 “Related Agreements” shall mean the License Agreement the Paste Supply Agreement, the Quality Agreement and the Pharmacovigilance Agreement.

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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1.84 “Remedial Action” shall have the meaning set forth in Section 11.3.

1.85 “Representatives” shall mean the agents or advisors (including, without limitation, attorneys, accountants, consultants, bankers and financial advisors) of Baxter or Kamada, as applicable.

1.86 “Restricted Transaction” shall have the meaning set forth in Section 17.1.

1.87 “Sales Personnel” shall have the meaning set forth in Section 7.2.

1.88 “Specifications” shall mean the specifications for the Product, including the design, composition, output, product safety assurance, manufacture, packaging, and/or quality control of the Product, as set forth on Exhibit 1.88 a preliminary draft of which is attached hereto and a final version of which (such final version reflecting all changes recommended by the FDA) will be provided by Kamada following approval by the FDA of the BLA for the Product and prior to the first shipment of the Product under this Agreement and attached hereto and made a part hereof, as the same may hereafter be modified or updated by mutual agreement in writing. No changes shall be made to the Specifications without the prior written consent of Baxter, which consent shall not be unreasonably withheld, conditioned or delayed.

1.89 “Suspension Conditions” shall have the meaning set forth in Section 2.1.

1.90 “Technology Sharing Plan” shall have the meaning set forth in the License Agreement.

1.91 “Term” shall have the meaning set forth in Section 15.1.

1.92 “Third Party” shall mean any entity other than Kamada, Baxter, a Permitted Sublicensee (as such term is defined in the License Agreement) of Baxter or their respective Affiliates, whether such Third Party is a person, company, corporation, limited liability company, partnership or other legal entity, or a division or operating or business unit of such legal entity.

1.93 “Third Party Rights” shall have the meaning ascribed thereto in Section 4.2(g)(ii).

1.94 “Transaction Documents” shall mean, collectively, this Agreement and the Related Agreements.

1.95 “Transfer Price” shall have the meaning set forth in Section 5.1(a).

1.96 “Upfront Payment” shall have the meaning ascribed thereto in Section 5.4(a).

1.97 “US BLA” shall have the meaning set forth in Section 11.1(a).

1.98 “US BLA Supplement” shall have the meaning set forth in Section 11.1(b).

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ARTICLE 2
APPOINTMENT AS EXCLUSIVE DISTRIBUTOR

2.1 Scope.

(a) Effective as of the Effective Date, Kamada hereby appoints Baxter as its sole and exclusive agent to market, sell, advertise, promote, import, export and distribute, directly or through its Affiliates and/or sub-distributors, the Product in the Field in the Baxter Territory. Baxter hereby accepts such appointment.

(b) If (i) Baxter is required by law to permanently discontinue or (ii) Kamada and Baxter (after consideration of other reasonable manners in which such activities may be continued) jointly determine in writing that Baxter should discontinue the marketing, sale or distribution of the Product in the Baxter Territory due to changes in then-effective regulatory requirements for the Product (collectively, the “Suspension Conditions”), then thirty (30) days after such legal requirement arises or the Parties make such joint determination, and for such time as Baxter is required by law to discontinue or the Parties jointly determine that Baxter should discontinue the marketing, sale or distribution of the Product in the Baxter Territory, Baxter shall not market, sell or distribute the Product in the Baxter Territory; provided, however, that Baxter shall be permitted, to the extent permitted by applicable law, to continue such activities for a reasonable period of time, not to exceed [*****], in order to wind down its activities. If Baxter discontinues selling any and all Products as provided for in this Section 2.1(b), Baxter shall no longer be obligated to fulfill any minimum purchase obligation/minimums. If the Suspension Conditions are removed or expire and this Agreement has not been terminated prior to such time, Baxter shall be required to promptly resume all activities under this Agreement as if such Suspension Conditions had never existed.

2.2 Exclusivity. Kamada represents and warrants to Baxter that Kamada is not a Party to any other effective agreements, written or oral, with any third party permitting the sale or distribution of the Product in the Field in the Baxter Territory, and Kamada covenants and agrees that during the term, Kamada will not enter into any such agreement or itself, directly or indirectly, sell or distribute the Product in the Baxter Territory. Commencing on the Effective Date, for a period of [*****] following the Effective Date (provided that this Agreement has not otherwise been terminated), Kamada shall not promote, market or sell, directly or indirectly, in the Baxter Territory any Competing Product.

2.3 Sub-distributors and Subagents. Notwithstanding anything to the contrary in ARTICLE 3 below, Baxter may, in its sole discretion and without the prior written consent of Kamada, appoint sub-distributors and/or subagents (including Baxter Affiliates and Affiliated Parties) for distribution of the Product in the Baxter Territory; provided, however, that Baxter shall remain responsible for all obligations hereunder.

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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2.4 Resale Prices. Baxter may sell the Product at such prices, as Baxter in its sole discretion, shall determine. Baxter shall recognize 100% of the income from its sales of Products.

ARTICLE 3
LICENSE

3.1 License. Subject to the terms of this Agreement, Kamada hereby grants to Baxter and its Affiliates an exclusive, royalty-free right and license, with the right to grant sublicenses, in the Field in the Baxter Territory under the Kamada Intellectual Property, that is necessary or useful to enable Baxter to promote, import, export, use (in a manner consistent with the activities contemplated by this Agreement or any Related Agreement), offer to sell, sell, have sold and distribute the Product in the Field in the Baxter Territory under and in accordance with this Agreement. Kamada shall not grant any licenses under the Kamada Intellectual Property to any Third Party to promote, import, export, use, offer to sell, sell, have sold or distribute any Competing Product in the Field in the Baxter Territory.

ARTICLE 4
SUPPLY AND ORDERS FOR PRODUCT

4.1 Supply of Product.

(a) Generally. Subject to the terms of this Agreement, Kamada shall manufacture and supply to Baxter (including Baxter’s sub-distributors and subagents (as applicable)) its requirements of Product, as requested by Baxter from time to time, for marketing, sale, re-sale, import, export and use in the Field in the Baxter Territory in accordance with the terms of this Agreement. Unless Baxter is unable to timely supply sufficient quantities of Paste meeting the Paste Specifications or unless otherwise agreed to in writing by Baxter, all Product delivered to Baxter under this Agreement shall be manufactured solely from Paste supplied by Baxter pursuant to the Paste Supply Agreement.

(b) Paste Supply Agreement. The Parties acknowledge and agree that Kamada’s obligation to supply Product to Baxter under this Agreement shall be subject to Baxter supplying sufficient quantities of Paste meeting the Paste Specifications in a timely fashion. Consequently, Kamada shall not be deemed to be in breach of this Agreement to the extent that Kamada’s failure to comply with its obligations under this Agreement directly results from: (A) Baxter’s failure to supply sufficient quantities of Paste meeting the Paste Specifications in a timely fashion (unless Baxter has withheld delivery of Paste as a result of a material breach, by Kamada, of the terms of the Paste Supply Agreement including, without limitation, payment of any amounts due thereunder) or (B) any material delay in the fulfillment of Baxter’s obligations under the Paste Supply Agreement, including, but not limited to, as a result of Kamada’s agreement to grant any extension or waiver of the terms of the Paste Supply Agreement in Baxter’s favor. Further, all representations, warranties and covenants made by Kamada hereunder, the accuracy or fulfillment of which depends on Baxter’s supply of sufficient quantities of Paste meeting the Paste Specifications, shall be deemed qualified such that if sufficient quantities of Paste meeting the Paste Specifications are not supplied by Baxter in a timely fashion (subject again to Baxter’s ability to withhold shipment of Paste as a result of Kamada’s material breach of the terms of the Paste Supply Agreement) Kamada shall not be in breach of such representation or warranty or covenant and shall be granted an extension in fulfilling such covenant for a period equal length to the delay caused by Baxter’s failure to deliver the corresponding Paste. Notwithstanding the foregoing, Kamada shall be obligated to use Commercially Reasonable Efforts to obtain an alternative supply of paste for the production of Product.

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(c) Any Paste subject to recall or withdrawal under the Paste Supply Agreement, shall be deemed to utilize Kamada’s Production Capacity, but shall not be included in the calculation of Baxter’s Minimum Purchase Levels.

4.2 Purchase of Product.

(a) Initial Vials. Concurrent with the execution of this Agreement, Baxter shall issue a purchase order to Kamada for shipment of the initial approximately [*****] vials (the “Initial Vials”) of Product for delivery no later than September 30, 2010; provided, however that Baxter acknowledges and agrees that the shipment of Initial Vials of Product can only be made following receipt of the FDA’s approval of their release. Baxter shall pay for such vials at the prices set forth in Section 5.1 and on the other terms set forth herein.

(b) Forecasts. At the beginning of each calendar month during the Term, Baxter shall provide Kamada in writing a good faith monthly forecast of Baxter’s expected requirements for delivery of Product (consistent with the Specifications (including then current packaging requirements)), for each month in the following [*****] period (each, a “Forecast”). Until [*****], the first [*****] included in each such Forecast shall constitute a binding commitment on Baxter’s behalf to purchase the quantities of Product set forth in such Forecast. Thereafter, the first [*****] included in each such Forecast shall constitute a binding commitment on Baxter’s behalf to purchase the quantities of Product set forth in such Forecast. Except as provided in Section 6.4, Baxter shall not be obligated to purchase nor shall it have any liability in respect of the remaining [*****] of any Forecast. Notwithstanding the foregoing, Baxter’s ability to modify the quantities set forth in the Forecast shall be limited by the following:

(i)      the forecasted quantities for month [*****] may not vary by more than [*****] from the amount forecasted for [*****] in the immediately preceding Forecast;

(ii)     the forecasted quantities for months [*****] may not vary by more than [*****] from the amounts forecasted for the corresponding previous month (months [*****]) in the immediately preceding Forecast;

(iii)    the forecasted quantities for months [*****] may not vary by more than [*****] from the amounts forecasted for the corresponding previous month (months [*****]) in the immediately preceding Forecast;

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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(iv)    until [*****], the forecasted quantities for [*****] through [*****] may not vary by more than [*****] from the amounts forecasted for the corresponding previous month (months [*****]) in the immediately preceding Forecast; and

(v)     after [*****], the forecasted quantities for [*****] may not vary by more than [*****] from the amounts forecasted for the corresponding previous month ([*****]) in the immediately preceding Forecast.

Example 1: As the new Forecast is submitted by Baxter, month [*****] in the current monthly Forecast would have been month [*****] in the previous monthly Forecast. If the previous Forecast for month [*****] (when it was month [*****]) was [*****] vials, the quantity may be increased to [*****] vials or decreased to [*****] vials.

Example 2 (after [*****]): As the new Forecast is submitted by Baxter, month [*****] in the current monthly Forecast would have been month [*****] in the previous monthly Forecast. If the previous Forecast for month [*****] (when it was month [*****]) was [*****] vials, the quantity may be increased to [*****] vials or decreased to [*****] vials. This month (month [*****] is then part of the binding commitment, and Baxter is obligated to purchase at least this quantity of vials.

(c) Orders. Without derogating from Baxter’s obligations to purchase the quantities of Products set forth in the binding portion of the Forecast pursuant to Section 4.2(b), from time to time, Baxter shall deliver binding purchase orders in accordance with the Forecast for Product by written or electronic purchase order (or by any other means agreed to by the Parties) to Kamada. Kamada shall either: (i) acknowledge and accept or (ii) reject any Baxter purchase order in writing within [*****] of receipt. The minimum amount ordered per delivery shall be at least [*****] 50 mL vials. All such purchase orders shall be irrevocable. Purchase orders shall set forth the desired date of delivery with respect to the Product ordered and shall be placed at least [*****] days prior to such desired date of delivery. All Product ordered by Baxter under this Agreement shall be delivered on or before the delivery date set forth in the applicable purchase order. Baxter acknowledges that except for the order for the Initial Vials, all orders for delivery of Products to be provided by Baxter until March 31, 2011 shall be deemed automatically rejected by Kamada (and shall not be counted toward the Minimum Purchase Levels) unless otherwise agreed by Kamada in writing or unless an agreement in writing has been reached by the Parties on appropriate delivery dates for additional quantities Paste to address the manufacturing needs for Product, due to the current shortage of sufficient Paste as of the Effective Date.

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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(d) Deemed Acceptance. If (i) Kamada does not provide an acknowledgement to Baxter within [*****] of its receipt of a purchase order and (ii) the aggregate quantities set forth in the purchase orders for delivery in the applicable month do not exceed the quantity set forth in the Forecast (including the applicable variance set forth in Section 4.2(b)(iv)) for the corresponding month referred to in Section 4.2(b) (unless Kamada has otherwise affirmatively agreed in writing to meet the excess quantities ordered), Kamada shall be deemed to have accepted each purchase order from Baxter.

(e) Orders in Excess of Production Capacity. Notwithstanding any other provision of this Agreement to the contrary, to the extent that the aggregate purchase orders submitted by Baxter in any calendar month exceeds Kamada’s Production Capacity for such month, the excess portion of such purchase orders shall not be binding or deemed accepted unless Kamada confirms the acceptance of such excess amount in writing to Baxter.

(f) Shelf Life. Upon delivery to Baxter or its designee in accordance with Section 4.2(h), the expiration date on each unit of Product shall be: (i) a date that is at least [*****] months after the date of delivery, if delivery is made prior to the [*****] of the Effective Date; (ii) a date that is at least [*****] months after the date of delivery, if delivery is made after [*****] of the Effective Date but prior to the December 31, 2011; or (iii) if delivered thereafter, the greater of: (A) [*****] percent ([*****]%) of the labeled shelf life of such unit of Product and (B) [*****]; provided that subject to Baxter's approval which will not be unreasonably withheld, Kamada may deliver validation batches of Products which may have shorter shelf life than provided above.

(g) Failure to Supply.

(i)      In the event of any supply shortage due to the [*****] or other circumstances [*****], Kamada shall [*****] of the Product in other fields and territories [*****] to the last [*****] of aggregate sales of each such Party (until [*****] of the Effective Date, [*****] shall be used to determine [*****]’s allocation).

(ii)     If Kamada fails to supply, for whatever reason (excluding events [*****] addressed by Section 4.1(b) above) directly or through a third party, at least (A) [*****] of the aggregate purchase orders for Product that Kamada would be required to fill under this Agreement over a period of [*****] or (B) [*****] of the aggregate purchase orders for Product that Kamada would be required to fill under this Agreement over a period of [*****], and such failure to supply remains uncured (meaning Kamada has failed to fully deliver all Product ordered pursuant to binding firm purchase orders during the relevant period) for a period of [*****] or more consecutive days following the initial [*****] or [*****] period set forth above (a “Failure”), Kamada shall, [*****], use its Best Efforts to, as soon as reasonably practicable, [*****] that are Kamada’s responsibility. Further, upon the occurrence of a Failure, if any [*****]), Kamada shall also use its Best Efforts to [*****] to allow Baxter to [*****] for the [*****] to the extent required to permit the [*****] implementation of the [*****]. In addition, Kamada shall reasonably assist Baxter in the [*****] and shall make all necessary [*****]. Baxter shall be relieved of its obligation under Section 6.4 for the duration of the Failure.

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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(iii)    If, following a Failure, Baxter in good faith [*****] directly arising from the [*****] in accordance with Section 4.2(g)(ii) above (collectively, the [*****]), Baxter shall provide Kamada from time to time with a written summary of the [*****] along with such supporting detail as may reasonably be requested in writing by Kamada. Until such time as [*****] has been [*****] for such [*****] shall be permitted (but not obligated) to [*****] under the License Agreement an amount equal to the [*****]. Kamada agrees to not unreasonably withhold, condition or delay its approval of [*****].

(h) Shipment.

(i)      Until March 31, 2011. Until March 31, 2011, Kamada shall deliver the Product [*****] (Incoterms 2000) to airport location identified by Baxter in the European Union (the “Baxter Delivery Point”), and title and all risk of loss shall pass to Baxter [*****]. The Parties agree that the Baxter Delivery Point within Europe will be coordinated between the Parties in order to assure Kamada's capabilities to comply with its obligations hereunder. [*****] shall arrange for shipping in compliance with the applicable Product requirements regarding temperature, duration and other environmental factors as required to properly preserve the Product without materially impacting its shelf life. [*****] shall pay for the cost of the carrier and the insurance costs for delivery to the Baxter Delivery Point. Further, notwithstanding the use of the [*****] delivery term, [*****] shall be responsible for all customs handling and duty charges and all other required licenses to import the product into the country where the Baxter Delivery Point is located. Kamada acknowledges and agrees that Baxter does not and will not be obligated to accept any product that is not released by the FDA Center for Biologics Evaluation & Research (CBER).

(ii)     After March 31, 2011. After March 31, 2011, Kamada shall deliver the Product [*****] (Incoterms 2000) Kamada’s manufacturing facility in Israel (the “Kamada Delivery Point”), and title and all risk of loss shall pass to Baxter [*****]. [*****] shall arrange for shipping in compliance with the applicable Product requirements regarding temperature, duration and other environmental factors as required to properly preserve the Product without materially impacting its shelf life. [*****] shall pay for the cost of the carrier and the insurance costs for delivery to the Kamada Delivery Point.

(iii)    All Product delivered by Kamada shall be suitably marked for delivery to such Baxter location as Baxter may designate. Kamada shall deliver all Product to the Baxter Delivery Point or the Kamada Delivery Point (as applicable) in accordance with the reasonable instructions specified in Baxter’s purchase orders. Kamada will deliver a pre-shipment notification to Baxter and Baxter’s designated broker prior to initiating shipment. A Certificate of Analysis (“COA”), a form of which is attached hereto as Exhibit 4.2(h), specific to testing of each lot/batch, must accompany each delivery. Kamada shall maintain a copy of each such COA in compliance with cGMP. Kamada shall provide a duplicate copy of the COA, and a commercial invoice, and an airway bill with each shipment to Baxter. In addition, Kamada, within [*****] of Baxter’s request, will provide a Certificate of Origin to support documentation requirements related to the US-Israel Free Trade Agreement. Each shipment of Product shall have appropriate temperature monitoring devices to ensure compliance with product temperature requirements. [*****] shall be responsible for applying for batch release with the FDA and shall use Commercially Reasonable Efforts to obtain such release for enabling Kamada to deliver released product to Baxter.

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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(i) Inspection and Acceptance. Baxter shall have the right, at its sole discretion, to inspect each and every shipment of the Product. Baxter shall have [*****] from receipt of each shipment of Product to visually inspect the shipment, the COAs and shipment records (“Inspection Period”). Baxter may reject a shipment (or portion thereof) of Product if any one or more units contained therein fail to conform to the Specifications, by providing Kamada written notice of such rejection prior to the end of the Inspection Period. Baxter shall, upon receipt of written notice from Kamada, destroy or return the shipment of Product to Kamada; provided, however, if Baxter has not received written instruction from Kamada within [*****] of its initial notice to Kamada, Baxter shall return the shipment of Product to Kamada. In addition to the foregoing, for any Product for which the non-conformity identified by Baxter is latent non-conformity that could not reasonably be detected upon visual inspection, Baxter shall have a period of [*****] from the date of identification of such latent non-conformity to return to Kamada or destroy, as instructed by Kamada, any such Product . Upon receipt of the nonconforming Product, Kamada will credit Baxter for the cost of returning the units of Product, and replace such Product as soon as possible, taking into account Kamada’s Production Capacity at no additional cost to Baxter and pay for all incremental transportation costs.

4.3 Product Packaging and Labeling; Advertising and Promotional Labeling.

(a) Labeling Design. As soon as reasonably practicable after Regulatory Approval (and thereafter as soon as reasonably practicable after any anticipated change of any packaging material), the Parties shall come to a common agreement on the layout of the package insert and other elements related to the packaging of the Product. Baxter shall be responsible for creating and/or designing the Product packaging, labeling and instructions for use (collectively, the “Labeling”) for any Product purchased under this Agreement for sale or distribution within the Baxter Territory; provided, however, that Kamada, as license holder for the Product in the Territory, shall cooperate with Baxter to the extent reasonably requested by Baxter in the design of such Labeling. Baxter shall deliver a mock-up of the proposed Labeling to Kamada for its review and comment prior to printing and Baxter shall in good faith consider any comments received from Kamada.

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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(b) Costs. Kamada shall be responsible for [*****] related to the sourcing and/or manufacturing of the Labeling to the extent [*****] for the Product packaging, labeling and instructions for use of the Product outside the Baxter Territory from time to time [*****] (the “Packaging Allowance”). Baxter shall reimburse Kamada [*****]. If, following completion of the initial Labeling design, Baxter requests changes to the Labeling that are necessary to comply with regulatory and/or legal requirements or are specifically requested by any applicable Regulatory Authority, Kamada shall promptly implement such changes to the Labeling and Baxter shall pay for [*****] such changes to the Labeling. If, following completion of the initial Labeling design, Baxter requests changes to the text or appearance of the Labeling, which changes are not required pursuant to any regulatory or legal requirements or requested by the applicable Regulatory Authority (“Non-Essential Changes”), then Kamada shall notify Baxter [*****] (collectively the “Labeling Quote”). If, following receipt of the Labeling Quote, Baxter requests that Kamada proceed with such Non-Essential Changes, Baxter shall be responsible for all [*****].

(c) Trademarks.

(i)      Kamada grants to Baxter a non-exclusive, royalty free license to use Kamada Trademarks for the sole purpose of marketing, offering for sale, selling, having sold, advertising and promoting Products under this Agreement.

(ii)     Kamada shall be solely responsible for selecting, registering and enforcing Kamada Trademarks and, except as otherwise expressly set forth in this Agreement, shall have sole and exclusive rights in and ownership of such Kamada Trademarks.

(iii)    Baxter shall be entitled to display Baxter’s name and logo, branding and trade dress, either as trademarks or trade names, on any packaging material in accordance with the mutually agreed upon layout and design. Baxter shall have the right to develop trademarks for use in marketing, offering for sale, selling, and having sold, advertising and promoting Products under this Agreement (“Product Trademarks”). Baxter shall be solely responsible for selecting, registering and enforcing Product Trademarks and shall have sole and exclusive ownership of them. Upon termination of this Agreement in its entirety or with regard to any country in the Baxter Territory, Baxter shall promptly assign or cause to be assigned to Kamada all Product Trademarks that Baxter or any of its Affiliates owns and/or has developed in any country within the Baxter Territory with respect to which this Agreement has been terminated, unless: (A) Baxter has terminated this Agreement in whole or in part pursuant to Section 15.2(a) or 15.2(b), (B) Baxter has marketed products that are not Products with such Product Trademark or (C) unless the License Agreement with respect to such country is in effect. For the avoidance of doubt, if Baxter commercially uses a Product Trademark on one or more products in addition to the Product, Baxter shall not be obligated to assign such trademark to Kamada.

(d) Baxter Promotional Labeling. Baxter shall, with the assistance of Kamada as described herein, develop and use its own sales and promotional literature in connection with its marketing and distribution of the Product. Baxter shall be responsible for ensuring that the text of all Product labeling, packaging and promotional literature developed and used solely by Baxter, its Affiliates and sub-distributors is in compliance in all material respects with the Act and other applicable laws, rules and regulations.

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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(e) Regulatory Submissions. The BLA-Party shall be responsible for submitting all advertising and promotional labeling to the FDA Division of Drug Marketing, Advertising, and Communications as well as submission to the FDA of the required annual report, as well as any similar activity with respect to any Regulatory Authority throughout the Baxter Territory. Notwithstanding the foregoing, Baxter agrees that, upon the reasonable request of Kamada, it shall act as Kamada’s agent with respect to the submission of such advertising and promotional labeling. Details relating to the foregoing roles and responsibilities shall be more precisely described in the Quality Agreement between the Parties. Kamada shall have the right to review, approve, reject or modify any submissions to the FDA prepared by Baxter as Kamada's agent in the United States.

4.4 Additional Quantities. During [*****], the Parties shall meet in good faith and discuss Kamada’s ability to provide up to an additional [*****] 50 mL vials of Product in the aggregate for the period between [*****] and [*****]. Pricing for such units shall as set forth in Section 5.1.

4.5 Post-2015 Forecasting. Baxter shall notify Kamada in writing no later than June 30, 2013 with respect to its expectations for the continued supply of Product by Kamada for calendar years 2015 and beyond. Notwithstanding anything contained in Section 6.4 to the contrary, Baxter shall be entitled to eliminate any Minimum Purchase Levels for calendar year 2015 no later than June 30, 2013. If Baxter elects to eliminate the Minimum Purchase Levels for calendar year 2015 then, notwithstanding anything to the contrary in the License Agreement, Baxter shall begin paying the Minimum Royalty effective in calendar year 2015.

ARTICLE 5
PRICES AND PAYMENTS

5.1 Price.

(a) The transfer price (the “Transfer Price”) of each 50 mL vial of Product shipped by Kamada to Baxter each calendar year of the Term shall, subject to adjustment as per the provisions of Sections 5.1(b) and 5.1(d) below and the other applicable provisions of this Agreement, and with such Transfer Price taking into consideration the Upfront Payments set forth in Section 5.4(a) be equal to the prices set forth in the following table:

[*****]

(b) Quantities Between Price Points. In the event the quantity of vials of Product purchased in a calendar year falls between the numbers in the column titled “Annual Quantity of 50 mL Vials” the Transfer Price of each 50 mL vial of Product shipped by Kamada to Baxter in such calendar year in the Term shall be determined according to a linear calculation between each two numbers, such that the Transfer Price for a hypothetical annual purchase of [*****] vials of Product by Baxter would be [*****].

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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(c) Base Transfer Price; Annual True Up. During each calendar year and subject to Section 5.1(d) below, the price to be invoiced by Kamada for all vials of Product purchased by Baxter at any time during a given calendar year shall be determined based upon the actual quantities of vials of Product purchased in such applicable calendar year (if any) plus the Product to be purchased by Baxter under both the binding and non-binding part of the Forecast for the remaining months of such calendar year (the “Base Transfer Price”) as adjusted from time to time to reflect any increases or decreases (as applicable) in such Forecast. At the conclusion of each calendar year during the Term, the Parties shall determine, based upon the number of vials of Product actually purchased by Baxter during such calendar year, the applicable Transfer Price as calculated pursuant to the above table/formula and Section 5.1(d). If the applicable Transfer Price is [*****], Kamada shall [*****] equal to the difference between the [*****] multiplied by the [*****]. The [*****] of Product by Baxter or if the Agreement has been terminated [*****]. If the calculated [*****] than the [*****], Kamada shall [*****] and [*****] of such [*****] in accordance with Section 5.2 below.

(d) Annual and Market Price Adjustments.

(i)      Beginning [*****] and on each January 1 thereafter during the Term, the then-current Transfer Prices (taking into account any prior year adjustments and Market Price adjustments) shall be increased by [*****] of: (A) [*****] and (B) the percentage increase, if any, in the Producer Price Index (as published by the U.S. Bureau of Labor Statistics) over the prior year.

(ii)     If, during any calendar year, the Transfer Price identified above is, at any time, less than [*****] of the average Market Price for the Product for the applicable calendar year, the applicable Transfer Price shall be increased when calculating the final Transfer Price for Product in the annual true-up at the conclusion of each calendar year during the Term to be equal to [*****] of such average Market Price.

5.2 Invoicing; Payment. Kamada shall submit a detailed invoice to Baxter for each shipment of Product ordered by Baxter under this Agreement. Each invoice shall be due and payable [*****] days from the date Baxter’s receipt of the invoice. All invoices shall be sent to Baxter’s address for notice purposes, or such other address as requested by Baxter in writing, without regard to the actual shipping address for the Product. Each such invoice shall state Baxter’s aggregate and unit purchase price for the Product in the relevant shipment, plus any freight incident to the purchase or shipment initially paid by Kamada and to be borne by Baxter hereunder.

5.3 Taxes. All amounts due to Kamada hereunder shall not be reduced by [*****], provided, however, that Baxter shall [*****] similar mandatory governmental charges levied by any governmental jurisdiction [*****]. Baxter and Kamada will cooperate in obtaining any necessary documentation required under applicable tax law, regulation, or intergovernmental agreement.

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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5.4 Upfront Payment.

(a) In consideration of the undertakings by Kamada pursuant to this Agreement and the appointment of Baxter as the exclusive distributor for the Product in the Field in the Baxter Territory, Baxter agrees that it shall, within ten (10) days of the execution of this Agreement pay to Kamada an amount equal to Twenty Million Dollars (USD $20,000,000)) (the “Upfront Payment”) representing prepayment of a portion of the Transfer Price as set forth in Section 5.1.

(b) [*****].

(i)      In the event a Failure occurs within the [*****] from the date of first commercial delivery of Product from Kamada to Baxter and Baxter has waived its right to accelerate implementation of the Technology Sharing Plan in accordance with Section 4.2(g), then Baxter shall have the right to terminate this Agreement with immediate effect by giving Kamada written notice, such termination right to be exercised prior to the earlier to occur of (A) [*****] days after the expiration of the aforesaid [*****] period, or (B) Kamada’s cure of such Failure. [*****]

(ii)     If Baxter terminates this Agreement pursuant to Section 15.2(c)(ii) within the first [*****] from the date of first commercial delivery of Product from Kamada to Baxter, then [*****]

5.5 Currency of Payments. All payments due under this Agreement shall be made in U.S. Dollars by electronic funds transfer to such bank account as the receiving Party may designate from time to time.

5.6 Books, Records and Audit Rights.

(a) Kamada Audit of Baxter. Baxter and its respective Affiliates (as applicable) shall maintain accurate books and records regarding sales of the Product in accordance with U.S. generally accepted accounting principles consistently applied by Baxter in sufficient detail to enable Kamada to monitor compliance by Baxter with the terms of this Agreement. Additionally, in the event of a Failure and an election by Baxter to manufacture the Product itself, Baxter and its respective Affiliates shall maintain accurate books and records regarding its actual manufacturing costs. Baxter shall maintain or cause to be maintained such books and records for a period of [*****] years following the applicable activity. Kamada shall have the right to inspect such books and records for the purpose of verifying the payments provided for in this Agreement for the preceding [*****] years and, if applicable, the calculation of actual manufacturing costs as contemplated under Section 4.2(g)(iii), at reasonable intervals (but no more frequently than once in any [*****] month period) and upon not less than [*****] days prior written notice. Upon receipt of written notice, Baxter and Kamada shall confer to agree upon an acceptable date for the audit, taking into account normal activities of Baxter’s finance function (e.g., quarter end and year end activities). Such inspections shall be performed by an independent certified public accountant selected by Kamada and reasonably acceptable to Baxter. All expenses related to such inspection shall be borne by Kamada; provided that if any such inspection reveals any underpayment by Baxter to Kamada in respect of any year of the Agreement in an amount exceeding [*****] of the amount actually paid by Baxter to Kamada in respect of such year then Baxter shall (in addition to paying Kamada the shortfall), bear the costs of such inspection. Any deficiencies in payment or, if applicable, overcharge for actual manufacturing costs shall be immediately due and payable by Baxter to Kamada. Any independent certified public accountant engaged by Kamada to conduct the audit pursuant to this Section 5.6 shall sign a confidentiality agreement acceptable to Baxter or prior to any such audit and shall only report those findings of the examination to Kamada as are necessary to validate that payments are tracked, calculated and made or, if applicable, actual manufacturing costs were calculated in accordance with this Agreement.

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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(b) Baxter Audit of Kamada. Kamada and its Affiliates shall maintain accurate books and records regarding all financial matters pertaining to this Agreement including all costs incurred by Kamada for which it seeks reimbursement from Baxter, in accordance with applicable local standards consistently applied by Kamada in sufficient detail to enable Baxter to monitor compliance by Kamada with the terms of this Agreement including, but not limited to, Section 4.3. Kamada shall maintain such books and records for a period of [*****] following the applicable activity. Baxter shall have the right to inspect such books and records for the purpose of verifying the payments provided for in this Agreement for the [*****], at reasonable intervals (but no more frequently than once in any [*****] period) and upon not less than sixty [*****] prior written notice. Upon receipt of written notice, Baxter and Kamada shall confer to agree upon an acceptable date for the audit, taking into account normal activities of Kamada’s finance function (e.g., quarter end and year end activities.) Such inspections shall be performed by an independent certified public accountant selected by Baxter and reasonably acceptable to Kamada. All expenses related to such inspection shall be borne by Baxter; provided that if any such inspection reveals any underpayment by Kamada to Baxter in respect of any year of the Agreement in an amount exceeding [*****] of the amount actually paid by Kamada to Baxter in respect of such year then Kamada shall (in addition to paying Baxter the shortfall), bear the costs of such inspection. Any deficiencies in payment by Kamada shall be immediately due and payable by Kamada to Baxter. Any independent certified public accountant engaged by Baxter to conduct the audit pursuant to this Section 5.6 shall sign a confidentiality agreement acceptable to Kamada prior to any such audit and shall only report those findings of the examination to Baxter as are necessary to evidence that records were or were not maintained and used in accordance with this Agreement.

5.7 Interest. All amounts not paid when due under this Agreement (excluding any amounts that are disputed and ultimately resolved in favor of the disputing party) shall bear interest at the rate of [*****], or, if less, the highest rate allowable by applicable law, from the due date until the date of payment.

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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ARTICLE 6
ADDITIONAL RIGHTS AND OBLIGATIONS OF BAXTER

6.1 Sales and Marketing.

(a) Baxter shall at all times during the Term of the Agreement use Commercially Reasonable Efforts to advertise, promote, market, sell and distribute the Product in the Baxter Territory in the Field, provided that such Commercially Reasonable Efforts shall not require Baxter to direct any efforts towards conversion from its existing products to the Product.

(b) Baxter shall, at its sole expense, be responsible for the preparation of all sales and marketing materials (excluding Labeling except to the extent in excess of the Packaging Allowance) for the marketing and sale of the Product. However, Baxter and Kamada will meet no less than annually to review commercialization-related plans (other than pricing) and materials and Kamada will cooperate with Baxter in the preparation of Baxter’s sales and marketing materials.

(c) Each Party shall seek the other Party’s input and shall in good faith consider the other Party’s comments on any matters expected by the other Party to affect the product label, indications or Regulatory Approvals for the Product in the Baxter Territory.

6.2 Package Labeling and Other Product Related Materials. Baxter shall, consistent with Section 4.3 [*****] design promotional brochures and other material suitable for marketing the Product, provided, however that Baxter shall, in a manner as reasonably requested by Kamada, so long as such request is consistent with any applicable regulatory requirements, identify Kamada as the manufacturer of the Product. In connection with the foregoing, Kamada shall furnish Baxter with technical and quality related data sheets, as well as any other supporting materials for the Product.

6.3 Certain Restrictions. Except as otherwise permitted by written agreement of the Parties, Baxter shall not, and Baxter shall use Commercially Reasonable Efforts to ensure that its Affiliates and sub-distributors shall not, directly or indirectly (a) promote, sell or transfer any Product outside the Baxter Territory or (b) knowingly promote the Product for any use outside of the Field or for any indication not specifically set forth in a Regulatory Approval for the Product. Kamada acknowledges that, notwithstanding the foregoing covenants and agreements, Baxter cannot control use of the Product after sale, and Baxter makes no representations or warranties regarding how a Product may ultimately be used.

6.4 Minimum Purchase Levels.

(a) During each calendar year following the Effective Date (each a “Minimum Period”), for a period terminating on December 31, 2015 (the “Minimums Term”), Baxter shall be obligated to purchase minimum volumes (the “Minimum Purchase Levels”) of the Product as follows:

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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Minimum Period (Calendar Year)	Minimum Purchase Levels (50 mL vials)
2010	[*****]
2011	[*****]
2012	[*****]
2013	[*****]
2014	[*****]
2015	[*****]

(b) After the Minimums Term, and during the remaining Term of this Agreement, Baxter shall not be obligated to meet any minimum purchase levels for the Product.

ARTICLE 7
ADDITIONAL RIGHTS AND OBLIGATIONS

7.1 Compliance with Laws; Manufacturing.

(a) Kamada shall comply in all material respects with all applicable laws, rules and regulations applicable to the design, manufacture, labeling, packaging, storage and handling of the Product in the Baxter Territory, including maintaining qualified manufacturing and quality facilities and/or procedures. The content of the labeling or any packaging inserts shall remain the responsibility of Baxter as provided in Sections 4.3, 6.1 and 6.2. Kamada shall ensure that all third party manufacturers of any raw materials for the Product comply in all material respects with all laws, rules and regulations applicable to the design, manufacture, labeling and packaging of the Product in the Baxter Territory. Without limiting the generality of the foregoing, Kamada (and all third party manufacturers of any raw materials for Product) shall implement such quality control systems and procedures as shall be appropriate to ensure compliance with the requirements of cGMP and ICH that are applicable to Kamada (or any third party manufacturer) as the manufacturer and supplier of the Product. Kamada shall allow reasonable access to its records, manufacturing facilities, and its third party manufacturers’ manufacturing facilities and records (if applicable) to allow Baxter and any Regulatory Authority to conduct full compliance audits or inspections relating to the Product. Further, the Parties shall make Commercially Reasonable Efforts to, within sixty (60) days following the Effective Date but in any event prior to the sale of any Product by Baxter to third parties, enter into a Quality Agreement in accordance with applicable cGMP and ICH requirements and regulations, which shall include, without limitation, a Complaint management process, storage and shipment conditions and controls, product release and environmental, temperature and humidity conditions and controls, as well as roles and responsibilities in the change control process, each, as applicable. Kamada and any third party manufacturer engaged by Kamada shall ensure that the Products are manufactured in strict compliance with the Specifications.

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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(b) Baxter shall comply in all material respects with all laws, rules and regulations applicable to the labeling, packaging inserts, storage and handling of the Product in the Territory, including maintaining qualified quality facilities and procedures. Baxter shall ensure that all Affiliates and sub-distributors shall implement such quality control systems and procedures as shall be appropriate to ensure compliance with the requirements of cGMP and ICH that are applicable to Baxter (or any Affiliate or sub-distributor) as the distributor of the Product. Baxter shall allow, and shall procure that its Affiliates and sub-distributors shall allow, reasonable access to their applicable manufacturing facilities and records to allow Kamada and any Regulatory Authority to conduct full compliance audits or inspections relating to the storage, sale or distribution of the Product.

7.2 Training and Support. Kamada shall, at [*****] expense, provide to Baxter copies of all available technical materials (including clinical study reports and summaries) and such other materials, information and knowledge that are owned by Kamada and in Kamada’s control or possession as are necessary to train sales personnel of Baxter, its Affiliates and sub-distributors in the Baxter Territory (the “Sales Personnel”). Baxter shall be entitled to duplicate, reproduce and distribute such materials to the extent necessary or useful in conducting training of the Sales Personnel. Baxter shall be responsible, at its sole cost and expense, for training all Sales Personnel.

7.3 Samples; Patient Assistance Program Participation.

(a) Upon reasonable prior written notice and subject to the availability of sufficient quantities of such Products, Kamada shall use Commercially Reasonable Efforts to supply Baxter with reasonable quantities of Product not fit for commercial sale, free of charge, for Baxter’s use as demonstration Product. Further, Kamada shall use Commercially Reasonable Efforts to supply Baxter with reasonable quantities of empty but labeled vials, and other labeling and packaging materials at Kamada’s actual cost therefor. Baxter and its Affiliates and sub-distributors shall provide all such samples to customers and/or patients in accordance with applicable laws, including, but not limited to, the United States Prescription Drug Marketing Act.

(b) Until the First Commercial Sale (as defined in the License Agreement) and upon reasonable prior written notice, Kamada shall supply Baxter with up to an aggregate amount, together with the Product supplied under Section 8.1(b)(iii), [*****] 50 mL vials of Product during the Term of this Agreement to be provided by Baxter to patients participating in Baxter’s patient assistance program and Baxter’s physician sampling program. All quantities of Product provided under this Section 7.3(b) shall be at a price [*****] vial and shall count towards Kamada’s Production Capacity but not towards the Minimum Purchase Levels.

7.4 Sales Leads. Kamada shall promptly forward to Baxter all leads for sales of Product in the Field in the Baxter Territory, and Baxter shall promptly forward to Kamada all leads for sales of Product in the Field in the Kamada Territory.

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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ARTICLE 8
PRODUCT DEVELOPMENT ACTIVITIES

8.1 Clinical Studies.

(a) Conduct of Studies. Baxter shall conduct the post-marketing clinical studies required by Regulatory Authorities for the Product in the Field in the Baxter Territory which shall follow the clinical study plan which shall be attached hereto as Exhibit 8.1(a) (collectively, the “Clinical Studies”). Promptly following the execution of this Agreement, the Parties shall meet in good faith to draft Exhibit 8.1(a) based upon input from both of the Parties and the FDA (as applicable) and complete such exhibit as promptly as possible. Upon completion of the exhibit, it shall be acknowledged as the final exhibit in writing by both Parties and at such time shall be attached hereto and incorporated herein by reference. Kamada shall be obligated to use its Best Efforts to provide the related support required for Regulatory Approval for the continued marketing of the Product in the Baxter Territory. In connection therewith, the Parties shall at all times during the conduct of the Clinical Studies keep each other reasonably informed of all activities thereunder, and consult with each other as reasonably requested by the other Party. The JSC (as hereinafter defined) shall determine each Party’s responsibilities with respect to all Clinical Studies, provided that Baxter shall be responsible for the conduct of all Clinical Studies. Baxter shall comply with all laws and regulations applicable to the conduct of such Clinical Studies.

(b) Funding of Studies.

(i)      Subject to Section 8.1(b)(iii), Baxter shall be responsible for the costs and expenses of all Clinical Studies required to obtain Regulatory Approval under Section 8.1(a). Once Baxter has spent an aggregate amount equal to [*****] relating to such Clinical Studies, Baxter shall have the right [*****] of any subsequent costs and expenses related to such Clinical Studies [*****]: (A) future royalty payments under the License Agreement, (B) product purchases and/or (C) Milestone Payments under the License Agreement that may be due to Kamada up to an aggregate [*****] amount of [*****]. Thereafter, Baxter shall be responsible for all Clinical Study expenses. Notwithstanding the foregoing, no amount shall be [*****] with respect to any expenses incurred by Baxter prior to [*****], and Baxter shall use good faith efforts to ensure that any [*****] are made in amounts of similar magnitude with the object being that (given the information available to the Parties relating to the aggregate costs expected to be incurred for the Clinical Studies) the [*****] is not reached for a period of at least [*****] following the date on which Baxter begins to incur expenses that are eligible for [*****].

(ii)     Kamada agrees that it shall reasonably cooperate with Baxter if Baxter determines it will seek Regulatory Approval for additional indications for the Product; provided, however, that the foregoing shall not obligate Kamada to undertake any material expenditures unless otherwise agreed by the Parties in writing. Kamada shall be responsible for the costs and expenses of all clinical studies initiated by Kamada that are neither approved by the Joint Steering Committee nor requested by a Regulatory Authority in the Baxter Territory, and shall own all data derived therefrom.

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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(iii)    Until the First Commercial Sale (as defined in the License Agreement) and an in connection with the conduct of the Clinical Studies Kamada shall supply Baxter with up to an aggregate amount, together with the Product supplied under Section 7.3(b), [*****] 50 mL vials of Product during the Term of this Agreement to be utilized solely in the conduct of such Clinical Studies. All quantities of Product provided under this Section 8.1(b)(iii) shall be at a price of [*****] vial and shall count towards Kamada’s Production Capacity but not towards the Minimum Purchase Levels.

8.2 Ownership and Use of Clinical Data. Baxter shall be the owner of all data and information generated by and in connection with the Clinical Studies and Baxter initiated post-marketing studies including data analysis and clinical study reports (collectively, the “Clinical Data”) for use in the Field in the Baxter Territory. Baxter shall have the right during the Term to use all data from the Clinical Studies and Baxter initiated post-marketing studies in connection with its performance of its obligations under this Agreement. Notwithstanding the foregoing, Kamada shall have the right to use all Clinical Data for use in registering, developing or marketing the Product in the Kamada Territory and, upon termination of this Agreement, except for early termination by Baxter in accordance with Section 15.2(a) or Section 15.2(b), the Baxter Territory, and Baxter hereby grants to Kamada an irrevocable, perpetual, royalty-free license to all rights related to such data.

8.3 Joint Steering Committee. The Parties will establish a joint steering committee (“Joint Steering Committee” or “JSC”) to manage the relationship of the parties under the Transaction Documents. The structure, scope of responsibility and authority of the JSC shall be as set forth in Exhibit 8.3.

ARTICLE 9
PRODUCT WARRANTIES

9.1 Warranty. Kamada warrants that, as of the time of delivery by Kamada to Baxter of the Product in accordance with this Agreement, all Product will (a) be free of defects in design, material and workmanship and conform to the Specifications, (b) comply in all material respects with all applicable safety, health and other laws, rules and regulations applicable to the Product in the Baxter Territory, and (c) not be adulterated or misbranded as defined in the Act, except in the case of clause (a) through (c) above to the extent arising from the portion of the content of labels designed by Baxter or from Paste delivered by Baxter to Kamada that fails to conform to the Paste Specifications or from the product handling or storage practices of Baxter. This warranty shall not apply, and Kamada shall be under no obligation to repair or replace Products or under any liability to Baxter of any nature, in relation to Products that are not properly handled or stored by Baxter or are promoted by Baxter for a use other than in accordance with the package insert.

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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9.2 Non-Conforming Product. In the event that any Product purchased hereunder fails to conform to the warranties set forth in Section 9.1, Kamada, at its option, will either replace the defective or non-conforming Product at its expense or fully refund the purchase price plus reasonable shipping, insurance and other transportation charges incurred by Baxter. The foregoing shall not be Baxter’s sole and exclusive remedy with respect to non-conforming Product and all other remedies at law or in equity shall remain available to Baxter, subject to Section 14.6.

9.3 Product Liability.

(a) Kamada shall be responsible for all claims related to the Product to the extent arising from (i) the gross negligence or willful misconduct of Kamada in the performance of its obligations hereunder, (ii) a material breach of this Agreement by Kamada, including a breach of any of the representations or warranties set forth in Section 9.1 and/or Section 10.1, or (iii) a material breach of any law or regulation (that Kamada is required to comply with by nature of its obligations hereunder) by Kamada.

(b) Baxter shall be responsible for claims related to the Product to the extent arising from: (i) the gross negligence or willful misconduct of Baxter in the performance of its obligations hereunder, (ii) material breach of this Agreement by Baxter or (iii) material breach of any law or regulation (that Baxter is required to comply with by nature of its obligations hereunder) by Baxter, including, but not limited, to material breach of laws or regulations related to the conduct of clinical trials for the Product and the storage and shipment of Products.

9.4 Disclaimer of Warranties. Except for those warranties expressly set forth in Section 2.2, Section 9.1 and ARTICLE 10 of this Agreement, neither Party makes any warranties, written, oral, express or implied, with respect to the Product or the development and production of the Product. ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT HEREBY ARE DISCLAIMED. NO WARRANTIES OF KAMADA MAY BE CHANGED BY ANY REPRESENTATIVES OF EITHER PARTY EXCEPT IN A WRITING SIGNED BY BOTH PARTIES.

ARTICLE 10
REPRESENTATIONS, WARRANTIES AND COVENANTS

10.1 Kamada’s Representations, Warranties and Covenants. Kamada hereby represents and warrants (or covenants, as applicable) to Baxter that as of the Effective Date and during the Term:

(a) Kamada is a corporation duly organized, validly existing under the laws of Israel, and this Agreement has been duly authorized by all necessary corporate action.

(b) Kamada has all necessary corporate power and authority to enter into this Agreement and to perform all of its obligations hereunder.

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(c) This Agreement has been duly authorized, executed and delivered by Kamada and is the legal, valid and binding obligation of Kamada, enforceable against Kamada in accordance with its terms.

(d) Neither the execution, delivery and performance by Kamada of this Agreement nor the consummation of the transactions contemplated hereby violate or conflict with the charter documents of Kamada, any material contract, agreement or instrument to which Kamada is a party or by which it or its properties are bound, or any judgment, decree, order or award of any court, governmental body or arbitrator by which Kamada is bound, or any law, rule or regulation applicable to Kamada.

(e) As of the Effective Date, no actions are threatened or pending before any court or governmental agency or other tribunal relating to any of the Products.

(f) Kamada is not under any obligations inconsistent with the provisions of this Agreement.

(g) Subject to Section 4.1(b), all Product manufactured by Kamada and sold under this Agreement will have been manufactured, labeled (disregarding that portion of the Product label designed by Baxter), packaged (disregarding that portion of any Product packaging designed by Baxter) and delivered to Baxter in accordance with the Specifications and all applicable international, federal, state and local laws and regulations including, but not limited to, the Act and cGMP.

(h) All Product manufactured by Kamada and sold under this Agreement is guaranteed as of the time of delivery to Baxter, to be not adulterated or misbranded within the meaning of the Act, and not an article which may not under the provisions of the Act be introduced into interstate commerce. Additionally, no Product delivered pursuant to this Agreement will, at the time of such delivery, be adulterated or misbranded within the meaning of the Act, or within the meaning of any applicable law in which the definition of adulteration is substantially the same as that contained in the Act, as such Act and such laws are constituted and effective at the time of such delivery nor will such Product be an article which may not, under the provisions of the such Act, except those relating to misbranding, be introduced into interstate commerce.

(i) Each lot of Product delivered to Baxter will at the time of delivery to Baxter have the applicable shelf life set forth in Section 4.2(f) and will , subject to Section 4.1(b), be free from defects in materials and workmanship.

(j) The manufacturing facilities and processes utilized for the manufacture of the Products will, at all times during the Term of this Agreement, comply with all applicable FDA regulations and similar applicable foreign regulations including, without limitation, applicable cGMP.

(k) To Kamada’s knowledge, Kamada and all Product delivered under this Agreement are in material compliance with all applicable environmental, health, safety and transportation regulations (including, but not limited to, regulations of the U.S. Environmental Protection Agency, U.S. Occupational Safety and Health Administration, and the U.S. Department of Transportation).

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(l) To Kamada’s knowledge, each material item of environmental, health and safety information, including but not limited to, all MSDSs, related to the Product or Kamada supplied by Kamada under this Agreement shall be complete and accurate in all material respects on the date on which it is supplied to Baxter.

(m) Kamada owns all of the rights, title and interest in and to the Kamada Intellectual Property that is necessary for Kamada to enter into this Agreement and perform its obligations hereunder.

(n) Kamada has not received any communication (verbal or otherwise) from any third party alleging that the Product or the manufacturing process used for the Product infringes any third party Intellectual Property rights.

(o) Kamada shall, throughout the Term of this Agreement and for a period of [*****] thereafter, maintain a system that is capable of tracking all source materials for the Product and shall, upon request, provide all such data to Baxter and the applicable Regulatory Authorities. Within sixty (60) days of the Effective Date, the Parties shall enter into a written Quality Agreement for the product.

10.2 Baxter’s Representations and Warranties and Covenants. Baxter hereby represents and warrants (or covenants, as applicable) to Kamada that as of the Effective Date and during the Term:

(a) Baxter is duly organized, validly existing and in good standing under the laws of Delaware and this Agreement has been duly authorized by all necessary corporate action.

(b) Baxter has all necessary corporate power and authority to enter into this Agreement and to perform all of its obligations hereunder.

(c) This Agreement has been duly authorized, executed and delivered by Baxter and is the legal, valid and binding obligation of Baxter, enforceable against Baxter in accordance with its terms.

(d) Neither the execution, delivery and performance by Baxter of this Agreement nor the consummation of the transactions contemplated hereby violate or conflict with the charter documents of Baxter, any material contract, agreement or instrument to which Baxter is a party or by which it or its properties are bound, or any judgment, decree, order or award of any court, governmental body or arbitrator by which Baxter is bound, or any law, rule or regulation applicable to Baxter.

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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(e) Baxter is not under any obligations inconsistent with the provisions of this Agreement.

(f) The Product manufactured and sold under this Agreement, when labeled as directed by Baxter will not at the time of such sale be misbranded within the meaning of the Act or within the meaning of any applicable law in which the definition of misbranding is substantially the same as that contained in the Act, as the Act and those laws are constituted and effective at the time of such sale.

(g) To Baxter’s knowledge, Baxter and all storage and distribution of Product under this Agreement are in material compliance with all applicable environmental, health, safety and transportation regulations (including, but not limited to, regulations of the U.S. Environmental Protection Agency, U.S. Occupational Safety and Health Administration, and the U.S. Department of Transportation).

(h) All labels designed by Baxter for Products shall comply in all material respects with all applicable laws and regulations.

(i) Baxter shall store, handle and distribute Products in compliance with all applicable laws, guidelines and Specifications.

(j) To the extent permitted by applicable laws, rules and regulations, Baxter shall use Commercially Reasonable Efforts to ensure that during the Term of this Agreement and for a period ending [*****] following the expiration labeled shelf life of each unit of Product sold by Baxter under this Agreement, directly or indirectly through its third party agents and/or customers, Baxter is able to identify the final disposition of each unit of Product. Upon Kamada’s written request identifying a reasonable need for such data, Baxter shall use Commercially Reasonable Efforts to obtain such data and to provide all such data to Kamada and/or the applicable Regulatory Authorities.

ARTICLE 11

REGULATORY MATTERS

11.1 Regulatory Documentation and Regulatory Licenses.

(a) United States BLA. Kamada shall be responsible, [*****] for obtaining and maintaining the BLA for all A1PI IV Products that are manufactured in the Kamada Facility for sale in the United States, its territories and possessions (the “US BLA”). Kamada shall own such US BLA; provided, however, that following Practice Runs (as defined in the Technology Sharing Plan), the Clinical/Regulatory Sub-Committee (CRSC) shall discuss, in good faith, the possible regulatory options for the A1PI IV Products, including transferring the US BLA to Baxter, sharing the US BLA between Kamada and Baxter, and any other possible regulatory pathways. The CRSC shall also determine the timelines, procedures [*****] by Kamada or Baxter to effect such regulatory options chosen by the CRSC.

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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(b) United States BLA Supplement. Baxter shall be responsible, [*****] for preparing and maintaining the BLA Supplement for all A1PI IV Product that is manufactured in a Baxter Facility, for sale and distribution in the United States, its territories and possessions (the “US BLA Supplement”). Kamada shall reasonably cooperate, [*****], with Baxter in Baxter’s efforts to prepare and/or maintain the US BLA Supplement. In connection therewith, Kamada shall provide Baxter with copies of such Regulatory Documentation, Regulatory Approvals and other information that may be necessary and/or useful in Baxter’s efforts pursuant to this Section 11.1(b) to the extent that such information is in Kamada’s possession or is reasonably accessible by Kamada. Kamada shall be responsible, as BLA holder, for reviewing, filing and holding the BLA Supplement. During the Term of this Agreement, Kamada shall also timely provide Baxter with copies of updated or amended Regulatory Documentation, Regulatory Approvals and related information as they are submitted to the respective Regulatory Authorities with respect to the A1PI IV Products.

(c) Other Territories. Baxter shall have the exclusive right and shall be responsible, [*****], for obtaining and maintaining all other BLAs for all A1PI IV Product for sale and distribution in any country in the Baxter Territory other than the United States, its territories and possessions. Baxter shall own all such BLAs; provided that (i) Kamada shall be notified of all submissions to Regulatory Authorities in such countries if they affect the A1PI IV Products or Kamada’s products and shall receive electronic copies of such submissions, (ii) if such Regulatory Authorities require additional studies or information, [*****] and (iii) the terms of Section 11.2 below shall apply, mutatis mutandis, with respect to any communication with any applicable Regulatory Authority.

11.2 Regulatory Authority Communications.

(a) Generally. Except as expressly set forth in this Section 11.2 or as otherwise requested in writing, the Non-BLA Party shall not, directly or indirectly, communicate with the FDA or the Regulatory Authorities of the applicable country regarding any Regulatory Approval or BLA for the A1PI IV Product in such country.

(b) Oral Communication Initiated by Regulatory Authority. If the FDA or other Regulatory Authority initiates any unscheduled oral communication with the BLA Party directly regarding the Non-BLA Party’s products, or which could impact the Non-BLA Party’s products, BLA Party shall have the right to respond to such communication to the extent reasonably necessary or appropriate under the circumstances; provided, however, that (i) BLA Party shall use reasonable efforts to limit the communications regarding the Non-BLA Party’s products that are conducted without the participation of Non-BLA Party; (ii) promptly thereafter, the BLA Party shall provide Non-BLA Party with written notice thereof in reasonably specific detail describing the communications regarding Non-BLA Party’s products; and (iii) the BLA Party promptly shall provide Non-BLA Party with copies of all minutes and other materials resulting therefrom.

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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(c) With respect to any meetings, telephone conferences, video conferences or other non-written communication with the FDA or other Regulatory Authority directly regarding Non-BLA Party’s products, or which could impact the Non-BLA Party’s products, not covered under Sections 11.2(a) or 11.2(b):

(i)      BLA Party shall provide Non-BLA Party with reasonable written notice thereof in reasonably specific detail sufficiently in advance to allow Non-BLA Party the opportunity to have one representative actively participate therein;

(ii)     upon the request of Non-BLA Party, BLA Party shall provide Non-BLA Party with advance details regarding the subject matter thereof;

(iii)    Non-BLA Party shall have the right to be present at, and to the extent relating to the Non-BLA Party’s products participate in, any such meetings, telephone conferences, video conferences or other non-written communication; and

(iv)    BLA Party promptly shall provide Non-BLA Party with copies of all minutes and other materials resulting therefrom.

(d) Pricing and Reimbursement Approvals. Baxter shall be responsible for obtaining, and undertakes to obtain using its Commercially Reasonable Efforts, and maintaining all regulatory, administrative, and third party payor-related activities relating to pricing and reimbursement approvals for the A1PI IV Product in the Baxter Territory (and any country therein). For the avoidance of doubt, the foregoing shall not require Baxter to seek pricing and/or reimbursement approvals other than in connection with the exercise of Baxter’s rights and obligations under Section 11.1(c). Baxter shall use its Commercially Reasonable Efforts to obtain any such approvals for the United States promptly after the Execution Date. Baxter shall have the right to consult with Kamada on the planning and development of all documentation with respect thereto and Kamada shall use Commercially Reasonable Efforts to cooperate with Baxter’s efforts in this regard. Baxter shall provide to Kamada for review and approval copies of any proposed submission at least [*****] business days prior to such submission. All such approvals shall be obtained in the name of Baxter. Upon termination, but not expiration under Section 15.1, of this Agreement, unless Baxter terminates the Agreement pursuant to Section 15.2(a), 15.2(b) or 15.2(c), Baxter shall promptly assign or cause to be assigned to Kamada all rights and data associated with all regulatory, administrative, and third party payor-related activities relating to pricing and reimbursement approvals that Baxter or any of its Affiliates owns and/or has developed in a country within the Baxter Territory with respect to such country.

11.3 Remedial Actions.

(a) Each Party will notify the other immediately, and promptly confirm such notice in writing, if it obtains information indicating that an A1PI IV Product may be subject to any recall, corrective action or other regulatory action (other than a corrective and preventive action (“CAPA”) under the Act,) worldwide, taken either by virtue of applicable federal, state, foreign or other law or regulation or good business judgment (a “Remedial Action”).

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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(b) The Parties will assist each other in gathering and evaluating such information as is necessary to determine the necessity of conducting Remedial Action; provided that Baxter shall have sole responsibility for collecting information from its customers, including customer complaints. The BLA Party shall determine whether to commence any Remedial Action with respect to the A1PI IV Product. Each Party will maintain adequate records to permit the Parties to trace the manufacture of the applicable A1PI IV Product and the distribution and use of such product. In the event the BLA Party determines that any Remedial Action with respect to the A1PI IV Product should be commenced, or Remedial Action is required by any governmental authority having jurisdiction over the matter, the BLA Party shall use Commercially Reasonable Efforts to conduct such Remedial Action. The other Party shall use Commercially Reasonable Efforts to cooperate with such Party in implementing any such Remedial Action to the extent such cooperation is necessary to effect the Remedial Action. The BLA Party shall have sole responsibility for handling any CAPAs in a reasonable manner; provided that Baxter shall be responsible for handling and shall bear all costs and expenses related to field corrections to the extent caused by the acts or omissions of Baxter. The other Party shall cooperate with the BLA Party to the extent reasonably requested by the BLA Party in handling any CAPA. Any costs and expenses incurred by either Party in connection with a Remedial Action shall be borne by the Party whose acts or omissions caused or resulted in the necessity for such Remedial Action, and such Party shall reimburse or credit the other Party for any such costs or expenses within [*****] of receiving written notice from the other Party that the cost or expense has been incurred.

11.4 Pharmacovigilance and Adverse Event Reporting.

(a) Responsibility.

(i)      United States. As long as Kamada is the BLA Party, Kamada shall be responsible, directly or through a third party and at its sole cost and expense, for undertaking all pharmacovigilance and adverse event reporting activities within the United States relating to the A1PI IV Product. Notwithstanding the foregoing, if Baxter receives any telephonic or written or other correspondence relating to an adverse event for an A1PI IV Product in the United States or elsewhere in the Baxter Territory, Baxter shall use Commercially Reasonable Efforts to obtain the Minimum PV Information and shall promptly forward such Minimum PV Information to Kamada. Kamada shall fulfill all regulatory requirements relating to the safety of the A1PI IV Product, including, but not limited to, collecting and assessing adverse events, reporting safety information (individual case safety reports and aggregate reports), literature searches, risk management activities, if warranted, responding to regulatory inquiries and conducting pharmacovigilance for the A1PI IV Product.

(ii)     Other Countries. With respect to all other countries in the Baxter Territory, Baxter shall be responsible, at its sole cost and expense, for all pharmacovigilance and adverse event reporting activities for A1PI IV Product in such countries; provided, however, that Kamada shall reasonably assist Baxter by providing relevant documentation for such A1PI IV Product.

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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(iii)    Upon either Party determining that an adverse event report will be filed in a country for which it is responsible for filing adverse event reports, then the Parties will agree upon an overall strategy for dealing with all Regulatory Authorities in, or, if deemed relevant by a Party, outside of, the Baxter Territory following such filing.

(b) Pharmacovigilance Agreement. The Parties shall enter into a separate pharmacovigilance agreement. Such pharmacovigilance agreement should be executed no later than ninety (90) days from the Effective Date and shall thereafter be attached to this Agreement as Exhibit 11.4(b) and shall then be considered as incorporated into this Agreement by reference. The pharmacovigilance system shall be operational no later than the first sale of an A1PI IV Product in the Baxter Territory by Baxter or its sub-distributors and Affiliates (as applicable).

(c) Adverse Event Reporting. The Parties shall report to each other all information necessary to make timely reports as required by any Regulatory Authority or other authorized authority in the Baxter Territory and Kamada Territory regarding the A1PI IV Product. Further, the Parties shall use Commercially Reasonable Efforts to, within ninety (90) days following the Effective Date but in any event prior to the First Commercial Sale, enter into a written agreement regarding adverse event reporting system and procedures acceptable to the Parties. The system shall be operational no later than the first sale of an A1PI IV Product in the Baxter Territory by Baxter or its sub-distributors and Affiliates (as applicable).

(d) Notification of Complaints. Upon any Party receiving or becoming aware of any complaint involving the possible failure of the A1PI IV Product, in any location in the world, to meet any requirement of applicable law or regulation, and any serious or unexpected side effect, injury, toxicity or sensitivity reaction or any unexpected incidents associated with the distribution of the A1PI IV Product, whether or not determined to be attributable to the A1PI IV Product (i) such Party shall notify the other Party about such complaint and provide initial information about such complaint to the other Party within [*****] and shall provide all information about such complaint within [*****], (ii) promptly provide to the other Party copies of any complaints, and provide at the time of submission copies of any submissions to any Regulatory Authority regarding such complaints and (iii) with respect to adverse events, comply with the provisions of Section 11.4(c) above. Baxter shall have responsibility for investigating such complaint in the Baxter Territory, with cooperation and assistance from Kamada in the Baxter Territory, and shall immediately inform Kamada of any information discovered in the course of the investigation that could show that the complaint is justified and that it resulted from Kamada’s actions or omissions.

(e) Notification of Threatened Action. Each Party shall immediately notify the other Party of any information it receives regarding any threatened or pending action, inspection or communication by or from any party, including, without limitation, a Regulatory Authority which may affect the safety or efficacy claims of the A1PI IV Product or the continued marketing of the A1PI IV Product. Upon receipt of such information, the Parties shall consult with each other in an effort to arrive at a mutually acceptable procedure for taking appropriate action.

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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11.5 Audits.

(a) Baxter Access. Kamada will give Baxter reasonable access to its records and manufacturing facilities to allow Baxter to conduct full compliance audits relating to Kamada’s role and obligations as the U.S. BLA holder for the A1PI IV Product, at Baxter’s expense, as reasonably deemed necessary by Baxter, but no more frequently than once in any [*****] period unless any such audits reveal a material failure to comply with its obligations under this Agreement or failure to comply with any law, rule or regulation related to the manufacturing, handling, storage or transport of the A1PI IV Product in which case there shall be no limitation of the frequency of such compliance audits until such material compliance problems have been corrected at which time the frequency shall be restored to once in any [*****] period. The audit shall be conducted by Baxter personnel and any of its designated third party Representatives each of whom shall, in connection with their participation in such audit, agree to execute a confidentiality agreement in favor of Kamada. The audit may include, without limitation, records relating to manufacturing compliance with the specifications, compliance with quality control and inspection reports procedures, compliance with cGMP, Title 21 Parts 210 and 211 or other applicable regulations. Such audits will be conducted during Kamada’s normal business hours, after [*****] written notice to Kamada by Baxter, and at times mutually agreeable to the Parties. Kamada will make its regulatory compliance and quality assurance personnel (and such personnel of any sub-contractors, if applicable) reasonably available to Baxter in connection with such audits. If Baxter recommends any corrective actions to Kamada in connection with such audits, Kamada shall take any corrective action reasonably recommended by Baxter within [*****] of receipt of any corrective action recommendations, if possible, or will inform Baxter in writing of the reasons why Kamada believes such corrective action is not required or necessary, or cannot be completed within such [*****] period and if such reasons are not accepted by Baxter, such dispute shall be resolved through the dispute resolution process in this Agreement. Baxter shall be given access to audit any corrective action.

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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(b) Kamada Access. Baxter will give Kamada reasonable access to its records and facilities (and will obtain sufficient rights to give Kamada reasonable access to the records and facilities of its Permitted Sublicensees and Affiliates), to allow Kamada to conduct full compliance audits relating to the A1PI IV Product (including with respect to its manufacture, quality systems, complaint handling, maintenance of adequate documentation, etc.), at Kamada’s expense, as reasonably deemed necessary by Kamada, but no more frequently than once in any [*****] period unless any such audits reveals a material failure to comply with this Agreement or failure by Baxter (or its sub-distributors and Affiliates, if applicable) to comply with any applicable law relating to its obligations under this Agreement with respect to the A1PI IV Product in which case there shall be no limitation of the frequency of such compliance audits with respect to the entity for which the material failure was identified, until such material failures have been corrected at which time the frequency shall be restored to once in any [*****] period. The audit shall be conducted by Kamada personnel and any of its designated third party Representatives each of whom shall, in connection with their participation in such audit, agree to execute a confidentiality agreement in favor of Baxter. In furtherance of this right, Baxter agrees that it shall specifically obtain from any and all third-party or Affiliate distributors of the A1PI IV Product a right of Kamada to conduct audits of such party’s records and facilities as set forth herein. The audit may include, without limitation, records relating to compliance with quality control, manufacturing, and inspection reports procedures, compliance with cGMP, Title 21 Parts 210 and 211 or other applicable regulations. Such audits will be conducted during Baxter’s normal business hours, after [*****] prior written notice to Baxter by Kamada, and at times mutually agreeable to the Parties. Baxter will make its regulatory compliance and quality assurance personnel (and such personnel of any sub-distributors, if applicable) reasonably available to Kamada in connection with such audits. If Kamada recommends any corrective actions to Baxter in connection with such audits, Baxter shall take any corrective action reasonably recommended by Kamada within [*****] of receipt of any corrective action recommendations, if related to the BLA or BLA Supplement, or, if such corrective action is not related to the BLA or BLA Supplement (i) will take such corrective action within [*****] of receipt of any corrective action recommendations, if possible, or (ii) will inform Kamada in writing of the reasons why Baxter believes such corrective action is not required or necessary, or cannot be completed within such [*****] period and if such reasons are not accepted by Kamada, such dispute shall be resolved through the dispute resolution process in this Agreement. Kamada shall be given access to audit any corrective action. In the event that Baxter is not manufacturing or distributing the A1PI IV Product and is using third parties to manufacture or distribute the A1PI IV Product, Baxter shall obtain all rights necessary from such third parties to enable Kamada to exercise all of its rights under this Agreement at such third party manufactures’ facilities.

11.6 Regulatory Inspections. Each Party will promptly notify the other Party and provide copies of any notice of observations or warnings, requests for Remedial Action, CAPAs or other adverse findings issued by the FDA, ISO or other federal, state, or local regulatory agency following an inspection of its facilities at which the A1PI IV Product for use or sale within the Baxter Territory is manufactured, which relates to the manufacture, assembly, or packaging of the A1PI IV Product, and shall further provide the other Party with information about the progress and outcome of any actions taken in response to any such notices, warnings, requests or findings. Kamada shall, at its discretion, have the right to attend any Baxter meetings with the FDA, ISO or any other federal, state or local regulatory agency that relate to the A1PI IV Product in the Baxter Territory.

ARTICLE 12
INTELLECTUAL PROPERTY

12.1 Ownership of Intellectual Property. Kamada will retain all ownership and control of the Kamada Intellectual Property, and will maintain all rights in the Kamada Intellectual Property that are or may be useful for the marketing of the Product. Kamada agrees, during the Term, to maintain and prosecute within the Baxter Territory all such patents, trade secrets, know-how and proprietary material related to the Product within the Kamada Intellectual Property.

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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ARTICLE 13
CONFIDENTIAL INFORMATION

13.1 Confidentiality. Each Party acknowledges that, in the course of performing its duties and obligations under this Agreement, certain information that is confidential or proprietary to such Party including the Kamada Intellectual Property (“Confidential Information”) will be furnished by the other Party or such other Party’s Representatives. Each Party agrees that any Confidential Information furnished by the other Party or such other Party’s Representatives will not be used by it or its Representatives except in connection with, and for the purposes of, the manufacturing, promotion, marketing, distribution and sale of Product and for any other purpose permitted under this Agreement and, except as provided herein, will not be disclosed by it or its Representatives without the prior written consent of the other Party. Notwithstanding the foregoing, Confidential Information furnished by a Party may be disclosed by a receiving Party to such receiving Party’s professional advisors or such receiving Party’s bona fide potential purchasers, acquirers, investors, bankers and lenders, and the professional advisors of the foregoing; provided that such persons need to know the disclosed information and agree to be bound by the receiving Party’s obligation of confidentiality with respect to such information. The Parties further agree that all Confidential Information disclosed in written, electronic or other tangible form (such as a physical prototype, physical sample, photograph or video tape) shall be clearly marked “CONFIDENTIAL” (or sent in a communication clearly marked “CONFIDENTIAL”) or, if furnished in oral form or by visual observation, shall be stated to be confidential by the Party disclosing such information at the time of such disclosure and reduced to a writing by the Party disclosing such information which is furnished to the other Party or such other Party’s Representatives within [*****] after such disclosure.

13.2 Exceptions. The confidentiality obligations of each Party under Section 13.1 do not extend to any Confidential Information furnished by the other Party or such other Party’s Representatives that (a) is or becomes generally available to the public other than as a result of a disclosure by the recipient Party or its Representatives, (b) is or becomes generally available to the public as a result of a disclosure specifically permitted under Section 13.3, (c) was available to the recipient Party or its Representatives on a non-confidential basis prior to its disclosure thereto by the other Party or such other Party’s Representatives as can be proved by documentary evidence, (d) can be demonstrated by documentary evidence by the recipient Party that it was independently developed by the recipient Party without reference to any Confidential Information of the other Party, or (e) becomes available to such Party or its Representatives on a non-confidential basis from a source other than the other Party or such other Party’s Representatives as can be proved by documentary evidence; provided, however, that such source is not bound by a confidentiality agreement with the other Party or such other Party’s Representatives.

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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13.3 Legally Required Disclosures. If the Party receiving any Confidential Information or any of its Representatives (the “Receiving Party”) is required by law, rule or regulation or by order of a court of law, administrative agency, or other governmental body (including the United States Securities and Exchange Commission or the Israeli Securities Authority) to disclose any of the Confidential Information, the Receiving Party will (a) promptly provide the other Party (the “Disclosing Party”) with reasonable advance written notice if at all possible to enable the Disclosing Party the opportunity to seek a protective order or to otherwise prevent or limit such legally required disclosure, (b) use Commercially Reasonable Efforts to cooperate with the Disclosing Party to obtain such protection, and (c) disclose only the legally required portion of the Confidential Information. Any such legally required disclosure will not relieve the Receiving Party from its obligations under this Agreement to otherwise limit the disclosure and use of such information as Confidential Information.

13.4 Terms of Agreement. The terms of this Agreement, and the transactions contemplated hereby shall be deemed to be Confidential Information subject to the provisions of Section 13.1.

13.5 Compelled Disclosure. In the event that either Party or its Representatives are requested or become legally compelled (by oral questions, interrogatories, requests for information or document subpoena, civil investigative demand or similar process) to disclose any Confidential Information furnished by the other Party or such other Party’s Representatives or the fact that such Confidential Information has been made available to it, such Party agrees that it or its Representatives, as the case may be, will provide the other Party with prompt written notice of such request(s) so that the other Party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. In the event that such protective order or other remedy will not be obtained, or that the other Party waives compliance with the provisions of this Agreement, such Party agrees that it will furnish only that portion of such Confidential Information that is legally compelled and will exercise Commercially Reasonable Efforts to obtain reliable assurance that confidential treatment will be accorded to that portion of such Confidential Information and other information being disclosed.

13.6 Return of Confidential Information. Upon termination of this Agreement and upon the request of the Disclosing Party, the Receiving Party will return to the Disclosing Party all Confidential Information (including copies) provided by the Disclosing Party under this Agreement, and will destroy all summaries, extracts and the like prepared by the Receiving Party that incorporate the Disclosing Party’s Confidential Information; provided, however, that the Receiving Party may retain one complete copy of the Confidential Information, for the purpose of determining its obligations under this Agreement, such copy to be retained by the Legal Department of the recipient.

13.7 Restriction on Trading in Securities of Kamada. Baxter acknowledges that information provided to it or to be provided to it under this Agreement includes confidential and non-public information that may be considered “inside information” under Israeli securities law. Baxter shall comply with the provisions of Israeli securities laws regarding the use of any such “inside information.”

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13.8 Survival. The obligations of the Parties under this ARTICLE 13 shall survive for [*****] after the termination or expiration of this Agreement, except for trade secrets regarding which the confidentiality obligations of the Parties under this Article 10 shall survive indefinitely and information which has been identified as Know-How by a Party and entered into the Know-How Registry (as such terms are defined in the License Agreement), in which case, the obligations shall survive until the identified Know-How becomes public information not due to a breach of this Agreement by a Party bound by confidentiality obligations in regard to such Know-How.

ARTICLE 14
INDEMNIFICATION; INSURANCE REQUIREMENTS; PATENT INFRINGEMENT

14.1 Kamada Indemnity. Kamada agrees to indemnify, defend and hold Baxter and its Affiliated Parties (collectively, the “Baxter Indemnified Parties”) harmless from and against all losses, liabilities, damages, costs and expenses (including reasonable attorney’s fees and costs of investigation and litigation regardless of outcome) resulting from all claims, demands, actions and other proceedings by or on behalf of any Third Party (including any governmental authority) (collectively, “Claims”) to the extent arising from:

(a) any material breach by Kamada of any of its representations, warranties, covenants or material obligations under this Agreement;

(b) the negligence, gross negligence, recklessness or willful misconduct of Kamada, its Affiliates or agents in the performance of Kamada’s obligations hereunder;

(c) the failure of Kamada, its Affiliates or agents to comply with applicable laws, rules or regulations in the manufacture of the Product.

(d) the [*****] Product to [*****] at the time of delivery to Baxter under this Agreement;

(e) [*****]

(f) [*****]

provided that Kamada shall not be obligated pursuant to this Section 14.1 to the extent Baxter is required to indemnify Kamada under Section 14.2 hereof.

14.2 Baxter Indemnity. Baxter agrees to indemnify, defend and hold Kamada (and the Affiliated Parties of any of the foregoing) (collectively, the “Kamada Indemnified Parties”) harmless from and against all losses, liabilities, damages, costs and expenses (including reasonable attorney’s fees and costs of investigation and litigation regardless of outcome) resulting from all Claims to the extent arising from:

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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(a) any material breach by Baxter of any of its representations, warranties, covenants or material obligations under this Agreement;

(b) the negligence, gross negligence, recklessness or willful misconduct of Baxter, its Affiliates or agents in the performance of Baxter’s obligations hereunder;

(c) the failure of Baxter, its Affiliates or agents to comply with applicable laws, rules or regulations in the conduct of the Clinical Trials or the testing, storage, handling, transportation, disposal, marketing, labeling (to the extent created by Baxter), use, promotion, commercialization (including any recalls, field corrections or market withdrawals to the extent such result primarily from the actions or omissions of Baxter), sale or other distribution of the Product;

(d) any [*****] by [*****], except to the extent such claim is solely related to [*****], or [*****];

provided that Baxter shall not be obligated pursuant to this Section 14.2 to the extent Kamada is required to indemnify Baxter under Section 14.1 hereof.

14.3 Claims for Indemnification. Whenever any indemnification claim arises under this Agreement, the Party seeking indemnification (the “Indemnified Party”) shall promptly notify the other Party (the “Indemnifying Party”) of the claim and, when known, the facts constituting the basis of such claim; provided, however, that failure to give such notice shall not relieve the Indemnifying Party of its obligation hereunder unless and to the extent that such failure substantially prejudices the Indemnifying Party.

14.4 Third-Party Claims. In the event of a third party claim giving rise to indemnification hereunder, the Indemnifying Party may, upon prior written notice to the Indemnified Party, assume the defense of such claim with counsel reasonably satisfactory to the Indemnified Party, and shall thereafter be liable for all expenses incurred in connection with such defense, including attorneys’ fees and expenses; provided, however, that if the Indemnifying Party assumes the defense of any such claim, the Indemnified Party may participate in such defense at its own expense and with counsel of its choice; provided further, however, that if there are one or more legal defenses available to the Indemnified Party that conflict with those available to the Indemnifying Party or there exists any other conflict of interest, the Indemnifying Party shall have the right to assume the defense of such claim but the Indemnified Party shall have the right to employ separate counsel at the expense of the Indemnifying Party and to participate in the defense thereof. If the Indemnifying Party elects to control the defense of such claim, it shall do so diligently and shall have the right to settle any claim for monetary damages, provided such settlement includes a complete and absolute release of the Indemnified Party and shall not admit any fault or liability on the part of the Indemnified Party. Notwithstanding anything to the contrary, the Indemnifying Party may not settle any claims for fines, penalties or the like or in any way adverse to the Indemnified Party without the prior written consent of the Indemnified Party, which shall not unreasonably be withheld, conditioned or delayed.

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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14.5 Insurance Requirements. Each Party will, at its own cost and expense, obtain and maintain in full force and effect, during the Term, General Liability insurance including Completed Operations, and Product Liability, including Standard US’ Form Contractual Liability, with limits of liability of not less than [*****] dollars [*****] per event and in aggregate per annum, and naming the other Party as an additional insured. Any independent insurance carriers must be rated at least A by A.M. Best Company. If the insurance policy is written on a claims-made basis, then the coverage must be kept in place for at least [*****] years after the termination of this Agreement. Any and all policy deductibles shall be assumed by the Party obtaining such insurance policy. Policies held by a Party shall be considered primary and bear no relationship to any policies held by the other Party. Each Party will furnish the other Party with a certificate of insurance within thirty (30) days of the Effective Date of this Agreement evidencing that such insurance is in effect and that a minimum of thirty (30) days notice must be given to the other Party prior to any cancellation or material changes to the policy. Baxter has the right to self-insure.

14.6 LIMITATION ON LIABILITY. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY INCLUDING THE INDEMNIFICATION PROVISIONS UNDER THIS ARTICLE 14, EXCEPT FOR DAMAGES ARISING FROM A PARTY’S WILLFUL INFRINGEMENT OF THE OTHER PARTY’S INTELLECTUAL PROPERTY RIGHTS, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY, FOR ANY LOST PROFITS OR ANY INDIRECT, SPECIAL, CONSEQUENTIAL, PUNITIVE, EXEMPLARY, COLLATERAL OR INCIDENTAL DAMAGES, HOWEVER CAUSED AND BASED ON ANY THEORY OF LIABILITY, ARISING OUT OF THIS AGREEMENT (INCLUDING LOSS OF USE, DATA, OR BUSINESS), AND WHETHER OR NOT THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THIS LIMITATION SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY PROVIDED FOR HEREIN. THE PARTIES AGREE, HOWEVER, NONE OF THE FOREGOING LIMITATIONS OF THIS SECTION 14.6 APPLY TO ANY AMOUNTS PAID OR PAYABLE DUE TO ANY THIRD-PARTY RELATED CLAIM, DEMAND, PROCEEDING, SUIT OR ACTION FOR WHICH A PARTY IS OBLIGATED TO INDEMNIFY THE OTHER PARTY PURSUANT TO SECTION 14.1 OR 14.2, AND ANY SUCH AMOUNTS WILL BE CONSIDERED COMPENSATORY OR DIRECT DAMAGES AND NOT INDIRECT, SPECIAL, CONSEQUENTIAL, PUNITIVE, EXEMPLARY, COLLATERAL OR INCIDENTAL DAMAGES.

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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14.7 Third-Party Infringement; Failure of Kamada to Enforce Patents.

(a) Each Party shall promptly notify the other Party in writing of any infringement or violation by any third party of any Kamada Intellectual Property rights related to the Product of which it becomes aware. In the case of any infringement or violation by any third party in the Baxter Territory of any Kamada Intellectual Property rights related to the Product, Kamada shall have the right but not the obligation, at its sole expense, to exercise its rights (including, without limitation, common law and statutory rights) to cause such third party to cease such infringement and to otherwise enforce such rights. If Kamada determines that Baxter is an indispensable party to the action, Kamada shall provide written notice to Baxter and Baxter hereby consents to participate in such action. In such event, Baxter shall have the right to be represented in such action using counsel of its own choice, at its own expense. Notwithstanding the foregoing, Kamada agrees that it shall not enter into any settlement, consent, order, consent judgment or other voluntary final disposition of any action it brings under this Section 14.7 relating to the Field and the Baxter Territory without the prior written consent of Baxter (which consent shall not be unreasonably withheld, conditioned or delayed).

(b) If Kamada (i) fails to bring an action for infringement within the Field and within the Baxter Territory by a Third Party of a Patent within the scope of the Kamada Intellectual Property Rights within a period of [*****] after providing written notice to or receiving written notice from Baxter of the possibility of pursuing such an action, including the evidence supporting such possible action; (ii) notifies Baxter in writing prior to the expiration of such [*****] period that Kamada declines to bring an action for infringement within the Field; or, (iii) notifies Baxter in writing that it will not defend a declaratory judgment action brought by a Third Party alleging the invalidity, unenforceability or non-infringement of any Kamada patent(s) within the Field and the Baxter Territory; then, Baxter shall have the right, but not the obligation, to bring and control any such action using counsel of its own choice, at its own expense on no less than [*****] prior written notice (the “Enforcement Notice”) to Kamada (the “Enforcement Notice Period”).

(c) If Baxter determines that Kamada is an indispensable party to the action, Baxter shall provide written notice to Kamada and Kamada shall consent to participate in such action. To the extent that Kamada participates in such action and Kamada consents to be represented by counsel of Baxter’s choosing, Baxter shall pay Kamada’s reasonable expenses resulting from such action. In the event that Kamada participates in such an action, but does not consent to representation by counsel selected by Baxter, Kamada shall have the right to be represented in such action using counsel of its own choice at its own expense. Baxter shall have no right to bring an action for infringement by a Third Party outside the Field or outside the Baxter Territory of any patent within the scope of the Kamada Intellectual Property rights.

(d) Notwithstanding the foregoing, Baxter agrees that it shall not enter into any settlement, consent, order, consent judgment or other voluntary final disposition of any action it brings under this Section 14.7(d) without the prior written consent of Kamada (which consent shall not be unreasonably withheld, conditioned or delayed).

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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14.8 Infringement Defense. In the event either Party receives notice of any claim that the manufacture, use or sale of the Product infringes the rights of a third party, it shall give prompt notice to the other Party and shall discuss in good faith alternative strategies for addressing the matter and cooperate with each other to terminate such infringement without litigation. After such discussion, Kamada shall have the right and obligation, at its sole cost and expense, to defend against such claim. Baxter shall provide, at Kamada’s sole expense, such assistance and cooperation to Kamada as may be reasonably necessary to defend any such action, and Kamada shall have the right to settle such action for monetary damages, provided such settlement includes a complete and absolute release of Baxter. Notwithstanding anything to the contrary, Kamada may not settle any claims for fines, penalties or the like or in any way adverse to Baxter without the prior written consent of Baxter, which shall not unreasonably be withheld or delayed.

14.9 Cooperation as to Indemnified Liability. Each Party hereto shall reasonably cooperate with other Party with respect to access to witnesses, books, records, or other documentation within such Party’s control, if deemed reasonably necessary or appropriate by any Party in the defense of any claim, which may give rise to indemnification hereunder.

ARTICLE 15
TERM AND TERMINATION

15.1 Term. This Agreement shall take effect as of the Effective Date and shall continue in full force and effect, subject to Section 15.2 until thirtieth (30th) anniversary of the Effective Date unless otherwise terminated pursuant to Section 15.2 below (the “Term”).

15.2 Termination. Notwithstanding anything to the contrary contained in this Agreement:

(a) Either Party may terminate this Agreement, in whole or solely with respect to one or more countries in the Baxter Territory, by giving notice in writing to the other Party if the other Party is in material breach of this Agreement and shall have failed to cure such breach within (i) [*****] for a monetary breach or (ii) [*****] days for a non-monetary breach after receipt of a written notice from the non-breaching Party specifying the breach in detail from the non-breaching Party, unless such non-monetary breach cannot be cured within such [*****], in which case the breaching Party shall have undertaken a good faith effort to cure such breach within such [*****] period and diligently prosecuted such cure to prompt completion.

(b) Either Party may terminate this Agreement, in whole or solely with respect to one or more countries in the Baxter Territory, by giving notice in writing to the other Party in the event of the granting of a winding-up order in respect of the other Party, or upon an order being granted against the other Party for the appointment of a receiver over all or substantially all of such other Party’s assets, or if such other Party passes a resolution for its voluntary winding-up, or if a temporary or permanent liquidator or receiver over all or substantially all of such other Party’s assets is appointed in respect of such other Party, or if a temporary or permanent attachment order is granted on all of such other Party’s assets, or a substantial portion thereof and is not cancelled within [*****], or if such other Party shall seek protection under any laws or regulations, the effect of which is to suspend or impair the rights of any or all of its creditors, or to impose a moratorium on such creditors, or if anything analogous to any of the foregoing in this Section 15.2(b) under the laws of any jurisdiction occurs in respect of such other Party; provided that in the case that any such order or act is initiated by any Third Party, the right of termination shall apply only if such order or act as aforesaid is not cancelled within [*****] of the grant of such order or the performance of such act.

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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(c) Baxter may terminate this Agreement, in whole or solely with respect to one or more countries in the Baxter Territory, upon [*****] days written notice to the Kamada in the event that:

(i)      [*****] have passed since a court or other legal body of competent jurisdiction determines in a final, non-appealable judgment or binding ruling that the continued sale and/or use the Product materially infringes a third party’s Intellectual Property rights;

(ii)     the Regulatory Approval in one or more countries has been withdrawn or the application for Regulatory Approval in such country or countries has been rejected and such decision has not been reversed within [*****] days of its issuance, in each case by the applicable Regulatory Authority, and in each case provided that such withdrawal or rejection was not primarily caused by the breach by Baxter or any of its Affiliates of its obligations hereunder; provided that Baxter’s termination right under this Section 15.2(c)(ii) shall be limited to the affected geography.

(d) Kamada may terminate this Agreement, in whole or solely with respect to one or more countries in the Baxter Territory, upon [*****] written notice to Baxter in the event that:

(i)      if the Regulatory Approval in one or more countries has been withdrawn or the application for Regulatory Approval in such country or countries has been rejected and such decision has not been reversed within [*****] of its issuance, in each case by the applicable Regulatory Authority, if such withdrawal or rejection was not caused primarily by the breach by Baxter or any of its Affiliates of its obligations hereunder and provided, further, that Kamada’s termination right under this Section 15.2(d)(i) shall be limited to the affected geography.

(ii)     Baxter fails to purchase at least [*****] 50 mL vials of Product over any period of [*****] consecutive months [*****] and during the Term of this Agreement.

(e) Kamada may terminate this Agreement, in whole or solely with respect to one or more countries in the Baxter Territory, upon written notice to Baxter (effective immediately), if Baxter infringes Kamada’s intellectual property, including any use of the Kamada Intellectual Property outside of the Field.

15.3 Rights and Obligations on Termination. Upon any termination or expiration of this Agreement with respect to all countries within the Baxter Territory, (a) each Party shall promptly deliver to the other Party or destroy all Confidential Information of the other Party, including materials, samples and documents of the other Party subject to either Party retaining a copy of the other Party’s Confidential Information solely for any purpose contemplated by this Agreement or as require by law and (b) Baxter shall cease marketing, promoting or otherwise using the Product immediately after the resale of any inventory as permitted in Section15.4(d).

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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15.4 Effect of Termination. Except as otherwise provided in this Agreement:

(a) Termination or expiration of this Agreement shall not release either Party from the obligation to make payment of all amounts due and payable as of the applicable expiration or termination date. For the avoidance of doubt, except in the event that Kamada terminates this Agreement in accordance with Sections 15.2(a), 15.2(b) and 15.2(d). Baxter shall have no continuing obligations with respect to Minimum Purchase Levels.

(b) The terminating Party shall have the right, at its option, to cancel any or all purchase orders that provide for delivery after the effective date of termination.

(c) If Kamada terminates this Agreement pursuant to Sections 15.2(a), 15.2(b) and 15.2(d) Baxter shall reimburse Kamada at its actual cost therefor for any in-process materials and Product specific labels and inserts not otherwise useable or saleable by Kamada after exercise, by Kamada, of Commercially Reasonable Efforts to mitigate any such loss.

(d) At Kamada’s election (i) Baxter shall be permitted to resell any inventory of the Product on hand or en route or which has been ordered from Kamada at the time of termination and the license granted pursuant to Section 3.1 shall continue for [*****] days or until all such units of Product have been sold, if earlier, or (ii) Kamada shall be permitted to purchase Baxter’s inventory on hand at the Transfer Price paid by Baxter plus all shipping and other costs reasonably incurred by Baxter in handling and storing such Product.

(e) Baxter’s and Kamada’s respective indemnification obligations and their other respective obligations pursuant to Sections 5.4 and 5.7, and ARTICLE 9, Section 11.3, Section 11.4, ARTICLE 12, ARTICLE 13, ARTICLE 14 (provided however, that the obligations under Section 14.5 shall be for the time period set forth therin), and ARTICLE 18 shall survive termination of this Agreement.

(f) Except as specifically set forth in this ARTICLE 15, or any other provision in this Agreement upon termination of this Agreement for any reason, neither Party shall have any further obligations pursuant to this Agreement.

ARTICLE 16
NOTICES

16.1 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telegram, facsimile or telex, or by registered or certified mail (postage prepaid, return receipt requested), to the other Party at the following address (or at such other address for which such Party gives notice hereunder):

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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If to Baxter:	Baxter Healthcare Corporation One Baxter Parkway Deerfield, Illinois 60015 Attention: President BioScience Telephone: (847) 948-3400 Facsimile: (847) 948-3400

with a copy to:

Baxter Healthcare Corporation One Baxter Parkway Deerfield, Illinois 60015 Attention: General Counsel Telephone: (847) 948-3225 Facsimile: (847) 948-2450

If to Kamada:	Kamada Ltd. Science Park Kiryat Weizmann 7 Sapir St. P.O Box 4081 Ness Ziona 74140, Israel Attention: Chief Executive Officer Telephone: +972 8 9406472 Facsimile: +972 8 9406473

ARTICLE 17
EXCLUSIVITY; NO-SHOP

17.1 Exclusivity Regarding Intravenous and Inhaled Product.

(a) During the No-Shop Period (as defined in Section 17.1(c) below), Kamada agrees to suspend any discussions or negotiations presently being conducted, and agrees not to undertake, solicit or otherwise encourage any new discussions or negotiations, with any third party with respect to: (i) any [*****] or (ii) any [*****] related to either (X) the [*****] and (Y) the [*****], with respect to [*****] in which [*****] (each, a [*****] and, together with any [*****], a “Restricted Transaction”).

(b) Further, without the prior written consent of Baxter, during the No-Shop Period, Kamada will not: (i) [*****], any [*****] with respect to, or the making of, any Restricted Transaction or (ii) [*****] any [*****], or [*****] with any [*****] relating to any restricted Transaction.

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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(c) Notwithstanding the foregoing, Kamada shall have the right to continue pursuing its research and development goals concerning [*****] and [*****] at its sole discretion during the No-Shop Period. Kamada’s obligations under this Section 17.1 commence on the Effective Date and expire on December 31, 2010; provided that, if Baxter has completed its due diligence process and the Parties are still negotiating at such date the terms of a binding agreement for a Restricted Transaction, the expiration date shall be March 31, 2011 (the “No-Shop Period”).

(d) Until the expiration of the No-Shop Period, Baxter and Kamada shall negotiate in good faith the terms of a collaboration with respect to [*****] and [*****] in [*****] in which [*****], with the goal being the execution of one or more definitive distribution agreement(s) for [*****] and/or [*****] in such [*****] by December 31, 2010. For the avoidance of doubt, any failure of the Parties to reach any or all of such agreements shall not give rise to a right to terminate this Agreement. In connection therewith, Baxter shall be permitted to conduct further detailed due diligence as appropriate in view of the progress in the negotiations, and as deemed relevant to the proposed transaction for the [*****] and/or [*****] in such [*****] in Baxter’s and Kamada’s discretion, including, but not limited to: (i) pre-clinical and clinical trials, (ii) process development and manufacturing performance and (iii) intellectual property such due diligence process to end no later than November 15, 2010. Kamada shall use its Best Efforts to facilitate such due diligence review by Baxter and provide Baxter with full access to Kamada’s books, records, facilities and employees.

ARTICLE 18
MISCELLANEOUS

18.1 Relationship of Parties. The relationship of the Parties established by this Agreement is solely that of independent contractors, and nothing shall be deemed to create or imply any employer/employee, principal/agent, partner/partner or co-venturer relationship, or that the Parties are participants in a common undertaking. Neither Party shall have the right to direct or control the activities of the other Party or incur or assume or create any obligation, representation, warranty or guarantee, express or implied, on behalf of the other Party or bind such other Party to any obligation for any purpose whatsoever.

18.2 Entire Agreement. This Agreement, including the exhibits and schedules attached hereto and incorporated as an integral part of this Agreement, and the Related Agreements constitute the entire agreement of the Parties with respect to the subject matter hereof, and supersede all previous proposals, oral or written, and all negotiations, conversations or discussions heretofore had between the Parties related to this Agreement.

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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18.3 No Waiver; Amendment. No waiver of any term or condition of this Agreement shall be valid or binding on any Party unless agreed to in writing by the Party to be charged. The failure of either Party to enforce at any time any of the provisions of the Agreement, or the failure to require at any time performance by the other Party of any of the provisions of this Agreement, shall in no way be construed to be a present or future waiver of such provisions, nor in any way affect the ability of either Party to enforce each and every such provision thereafter. This Agreement may not be amended or modified except by the written agreement of the Parties. All purchase orders are subject to the terms and conditions of this Agreement, and any attempt by such purchase order to alter or modify the terms and conditions of this Agreement shall be void.

18.4 Assignment.

(a) Except as provided in below, neither Party may assign or otherwise transfer its rights and obligations under this Agreement without the prior written consent of the other Party. Any attempted assignment or transfer in violation of this provision shall be null and void. Unless prohibited by law, either Party may assign or otherwise transfer (whether by operation of law, change of control or otherwise) its rights and obligations under this Agreement, without the prior written consent of the other Party, (A) to an Affiliate, provided that the assigning Party remains responsible for the performance of this Agreement by such Affiliate or (B) in connection with a sale of all or substantially all of the assets or equity of the business entity, division or unit, as applicable, that, in the case of Kamada, manufactures or sells, or, in the case of Baxter, markets, distributes or sells the Product, provided that in the case of such an asset sale such assignee agrees to be bound by the terms of this Agreement. Prior to or promptly after any assignment not requiring consent of the other Party, the assigning Party shall give the other Party notice of the assignment. Notwithstanding the foregoing, if Kamada proposes to assign or otherwise transfer this Agreement or any of its rights or obligations under this Agreement to a Competitor, Kamada and Baxter agree to work together in good faith prior such assignment to amend this Agreement to limit, to Baxter’s reasonable satisfaction, Baxter’s obligation to disclose to such Competitor any Confidential Information or other sensitive or proprietary information.

(b) All terms and conditions of this Agreement shall be binding on and inure to the benefit of the successors and permitted assigns of the Parties.

18.5 Force Majeure. Except for each Party’s confidentiality and indemnity obligations, any delay in the performance of any of the duties or obligations of either Party hereto (except the payment of money), to the extent caused by an event outside the affected Party’s reasonable control, shall not be considered a breach of this Agreement, and unless provided to the contrary herein, the time required for performance shall be extended for a period equal to the period of such delay. Such events (hereinafter referred to as “Force Majeure” events) shall include without limitation, acts of God; acts of public enemies; war, terrorism, insurrections; riots; injunctions; embargoes; labor disputes affecting third parties providing services to a Party under this Agreement (including strikes, lockouts, job actions, or boycotts); fires; explosions; floods; shortages of material or energy; acts or orders of any government or agency thereof or other unforeseeable causes beyond the reasonable control and without the fault or negligence of the Party so affected. The Party so affected shall give prompt written notice to the other Party of such cause and a good faith estimate of the continuing effect of the Force Majeure condition and duration of the affected Party’s nonperformance, and shall take whatever reasonable steps are appropriate to relieve the effect of such causes as rapidly as possible.

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18.6 Governing Law. The validity, interpretation, and enforcement of this Agreement and all matters arising directly and indirectly from this Agreement shall be governed by the internal laws of the State of New York, without regard to any conflicts or choice of law rules.

18.7 Dispute Resolution. Except with respect to claims for equitable relief, which the Parties agree may be pursued in any court of competent jurisdiction, any dispute, controversy, claim or other matter in question between the Parties arising out of or relating to this Agreement, including all issues of fact and law, shall be settled by binding arbitration in accordance with the Alternative Dispute Resolution provisions set forth in Exhibit 18.7.

18.8 Remedies. The exercise of any remedies hereunder shall be cumulative and in addition to and not in limitation of any other remedies available to such Party at law or in equity.

18.9 Further Assurances. Each Party agrees to cooperate fully with the other and execute such instruments, documents and agreements and take such further actions to carry out the intents and purposes of this Agreement.

18.10 Counterparts; Facsimile. This Agreement may be executed in more than one counterpart, each of which constitutes an original and all of which together shall constitute one enforceable agreement. For purposes of this Agreement and any other document required to be delivered pursuant to this Agreement, facsimiles or electronic reproductions of signatures shall be deemed to be original signatures. In addition, if any of the Parties sign facsimile copies of this Agreement, such copies shall be deemed originals.

18.11 Construction; Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any article, section, recital, exhibit, schedule and party references are to this Agreement unless otherwise stated. No Party, nor its counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all provisions of this Agreement shall be construed in accordance with their fair meaning, and not strictly for or against any Party. Except where the context otherwise requires, where used, the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders and the word “or” is used in the inclusive sense (and/or). The term “includes” and “including” as used herein means including, but not limited to. Unless otherwise noted, “days” shall refer to calendar days and not business days. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the License Agreement or, if not defined therein, the Paste Supply Agreement.

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18.12 Press Releases and Announcements; Use of Names. Neither Party may issue any press release or make any public announcement concerning the transactions contemplated by this Agreement without the prior consent of the other Party (which consent shall not be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, if a press release or other public announcement with respect to the subject matter herein is required by applicable law or any listing agreement with a securities exchange or quotation system, the Party required to make such announcement may do so provided that such Party has provided reasonable notice and a copy of such announcement to the other Party as promptly as practicable in advance of such announcement and, to the extent practicable, take the views of the other Party in respect of such announcement into account prior to making such announcement. Notwithstanding the foregoing, Baxter or Kamada shall not be prevented from mentioning the name of the other Party, or from disclosing any information if, and to the extent that, such mention or disclosure is to competent authorities for the purposes of obtaining Regulatory Approval or permission for the exercise of its obligations under the this Agreement. A press release and immediate report regarding this Agreement to be published by Kamada and approved by the Parties is attached as Exhibit 18.12.

18.13 Severability. Each Party hereby agrees that it does not intend, by its execution hereof, to violate any public policy, statutory or common laws, rules, regulations, treaty or decision of any government agency or executive body thereof of any country or community or association of countries. Should one or more provisions of this Agreement be or become invalid, the Parties hereto shall substitute, by mutual consent, valid provisions for such invalid provisions which valid provisions in their economic and other effects are sufficiently similar to the invalid provisions that it can be reasonably assumed that the Parties would have entered into this Agreement with such valid provisions. In case such valid provisions cannot be agreed upon, the invalidity of one or several provisions of this Agreement shall not affect the validity of this Agreement as a whole or the validity of any portions hereof, unless the invalid provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the Parties would not have entered into this Agreement without the invalid provisions.

18.14 Non-Solicitation. Each Party agrees that it shall not, during the Term and for one year afterwards, directly or indirectly, solicit the services, as employee, consultant or otherwise, any employee of the other Party; provided, however, that nothing in this Section 18.14 shall prohibit a Party or any Affiliate of such Party from: (a) hiring any employee that has responded to a general advertisement or solicitation made to the general public or the industry in general or (b) soliciting the services, as employee, consultant or otherwise, or hiring any such employee after the date that is [*****] after the date on which such employee leaves the employ of such other Party. In the event of a violation of this non-solicitation obligation, the violating Party shall pay to the other Party a penalty in the amount of the [*****] salaries (including bonuses) of the respective employee/personnel; provided, however, that the foregoing shall not prevent the non-violating party from seeking other equitable relief (including, but not limited to, an injunction) to stop the solicitation or other violation and such other damages as determined in accordance with the terms of this Agreement. The provisions of this Section 18.14 shall survive termination of this Agreement.

[Signature Page Follows]

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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[Signature Page to Exclusive Manufacturing, Supply and Distribution Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on the date first above written.

BAXTER HEALTHCARE CORPORATION		KAMADA LTD.

By:	/s/ Joy A. Amundson	By:	/s/ David Tsur
Name: Joy A. Amundson		Name: David Tsur
Title: CVP, President - Bioscience		Title: Chief Executive Officer

		By:	/s/ Eyal Leibovitz
Name: Eyal Leibovitz
Title: Chief Financial Officer

Exhibit 1.88

Specifications

[To be attached.]

This Exhibit 1.88 has been redacted in its entirety.*

* Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

Exhibit 4.2(h)

Sample Certificate of Analysis

[To be attached.]

This exhibit has been redacted in its entirety.*

* Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

Exhibit 8.1(a)

Clinical Study Plan

[To be attached.]

Exhibit 8.3

Joint Steering Committee

1.1	Joint Steering Committee; Sub-Committees.

a)	Structure. To facilitate communication between the Parties with respect to the License Agreement, this Agreement and the implementation of and the Technology Sharing Plan during the Term of this Agreement, the Parties shall appoint a Joint Steering Committee consisting of two (2) representatives nominated by Baxter and two (2) representatives nominated by Kamada. The JSC shall appoint a chairperson from among its members, which shall initially be a Representative from Kamada, and then rotate annually between the parties. The chairperson shall be responsible for calling meetings of the JSC and for leading the meetings. The initial representatives shall be set forth in writing within thirty (30) days after the Effective Date. Each Party may replace its representatives by providing written notice to the other Party. Employees and other representatives of each Party that are not members of the Joint Steering Committee may attend meetings of the Joint Steering Committee and any Sub-Committees (as defined below) as required to further the activities contemplated by this Agreement.

b)	Time and Location of Meetings. The Joint Steering Committee (and all Sub-Committees thereof) shall meet at such times and places, in person or by telephone conferencing, web-conferencing, video conferencing or other electronic communication, as it shall determine to carry out its responsibilities; provided, however, that the initial meeting of the Joint Steering Committee shall be held in person at such location as mutually agreed upon by the parties no later than thirty (30) days after the Effective Date. Thereafter, the JSC shall meet in person at least two (2) times each calendar year and shall hold regular teleconferences between meetings not less frequently than once each calendar quarter. The location of the in-person meetings shall alternate between the two companies’ sites. If a representative of a party is unable to attend a meeting, such party may designate an alternate to attend such meeting in place of the absent representative.

c)	Minutes. The JSC and all sub-committees thereof shall designate for each meeting one person who shall be responsible for drafting and issuing minutes of the meeting reflecting all material items discussed and any agreements of the JSC, which minutes shall be distributed to all JSC members for review and approval. Such minutes shall provide a description in reasonable detail of the discussions held at the meeting and a list of any actions, decisions or determinations approved by the JSC. Minutes of each JSC meeting shall be approved or disapproved, and revised as necessary, within thirty (30) days of each such meeting. Final minutes of each meeting shall be distributed to the members of the JSC by the chairperson

d)	Sub-Committees. Certain sub-committees (each a “Sub-Committee”), including but not limited to a Manufacturing Sub-Committee, a Clinical/Regulatory Sub-Committee a Pharmacovigilance/Safety Sub-Committee, a Technology Transfer Sub-Committee and a Marketing and Sales Sub-Committee will be established by the JSC as necessary, with equal representation from Baxter and Kamada to address specific issues in greater detail (e.g., clinical/regulatory efforts). Unless otherwise agreed, Baxter and Kamada will have equal membership and voting power on all Sub-Committees.

e)	Scope of Authority; Responsibilities.

(i)	The Joint Steering Committee shall, subject to the restrictions set forth in this Agreement, have the authority to make decisions relating to the ongoing management of the relationships between the parties with respect to the Distribution Agreement and License Agreement and the implementation and modification technology transfer pursuant to the Technology Sharing Plan. The Joint Steering Committee shall have such other responsibilities as set forth herein and as the Parties may agree in writing from time to time.

(ii)	For the avoidance of doubt, the Joint Steering Committee shall have no authority to: (A) amend any of the terms of this Agreement (other than the Technology Transfer Plan); (B) waive any rights that either Party may otherwise have pursuant to this Agreement or otherwise or (C) allocate the ownership of any Intellectual Property rights or the Parties’ rights to apply for Patent(s). Notwithstanding the foregoing, the JSC may make recommendations to the parties for amendment of this Agreement.

f)	Decisions. Except as expressly set forth below with respect to certain of decisions of certain of the Sub-Committees, the decisions of the Joint Steering Committee must be unanimous with representatives of Baxter having one collective vote and representatives of Kamada having one collective vote. If a dispute arises regarding matters within the scope of responsibilities of the Joint Steering Committee, and the Joint Steering Committee fails to reach a unanimous decision on its resolution within thirty (30) days of when the dispute was first presented to the Joint Steering Committee, then the matter shall be elevated through each Party’s respective senior management representatives for resolution. If the matter remains unresolved fifteen (15) days after referral to such senior management representatives, it shall be resolved pursuant to the Alternative Dispute Resolution procedures as set forth in this Agreement.

1.2	Sub-Committees.

a)	Generally. At its initial meeting, the JSC shall establish and appoint members to the Sub-Committees set forth in this Section 1.2. Each such Sub-Committee shall hold its first meeting in person within thirty (30) days of its formation at such location designated by the JSC.

b)	Manufacturing Sub-Committee. The manufacturing sub-committee (the “MSC”) shall be responsible for, among other things, management of all manufacturing activities related to the Product and the Baxter Product. The MSC shall not have any responsibility regarding the manufacturing in the Kamada facility. Baxter and Kamada shall have equal representation and equal voting on the MSC; provided, however, to the extent there is a deadlock Baxter shall have the deciding vote to the extent not inconsistent with the BLA.

c)	Regulatory Sub-Committee. The clinical/regulatory sub-committee (the “RSC”) shall be responsible for, among other things, management of all regulatory activities related to the A1PI IV Product. Baxter and Kamada shall have equal representation and equal voting on the RSC; provided, however, to the extent there is a deadlock, the BLA Party shall have the deciding vote.

d)	Clinical Sub-Committee. The clinical/regulatory sub-committee (the “CSC”) shall be responsible for, among other things, management of all clinical activities related to the A1PI IV Product. Baxter and Kamada shall have equal representation and equal voting on the CSC; provided, however, to the extent there is a deadlock, Baxter shall have the deciding vote.

e)	Pharmacovigilance/Safety Sub-Committee. The pharmacovigilance/safety sub-committee (the “PSSC”) which shall have authority for any matters related to adverse events or issues relating to product quality for the Product and the Baxter Product and shall be an independent safety/quality monitoring sub-team with no representation by any of the commercial/marketing members from Baxter or Kamada. After the initial meeting required pursuant to this Section 1.2, the PSSC shall meet as required. Baxter and Kamada shall have equal representation and equal voting on the PSC; provided, however, to the extent there is a deadlock on a matter the BLA Party shall have the deciding vote.

f)	Technology Transfer Sub-Committee. The Technology Transfer sub-committee (the “TTSC”) shall be responsible for, among other things, management and execution of the Technology Sharing Plan. After the initial meeting required pursuant to this Section 1.2, the TTSC shall meet as required to address any matters related thereto. Baxter and Kamada shall have equal representation and equal voting on the TTSC; provided, however, to the extent there is a deadlock on a matter the matter shall be elevated through the JSC for resolution.

g)	Marketing and Sales Subcommittee. The Marketing and Sales sub-committee (the “MSSC”) shall be responsible for, among other things, marketing and sales of the Product. After the initial meeting required pursuant to this Section 1.2, the MSSC shall meet as required to address any matters related thereto. Baxter and Kamada shall have equal representation and equal voting on the MSSC; provided, however, to the extent there is a deadlock on a matter, Baxter shall have the deciding vote.

Exhibit 11.4(b)

Pharmacovigilance Agreement

[To be attached.]

Exhibit 18.7

Alternative Dispute Resolution

(a)	The Parties shall attempt to resolve any and all disputes, claims or controversies arising out of or relating to this Agreement promptly by negotiation between executives who have authority to settle the controversy. If such disputes, claims or controversies are not resolved through such negotiation, then they shall be submitted to the International Institute for Conflict Prevention and Resolution (the “CPR”) for mediation, and if the matter is not resolved through mediation, for final and binding arbitration pursuant to the arbitration clause set forth below. Either Party may initiate arbitration with respect to the matters submitted to negotiation by filing a written demand for arbitration at any time following the initial negotiation session.

(b)	To the extent not resolved by mediation, any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by arbitration conducted in the English language. The arbitration shall take place in New York, New York. The arbitration shall be administered by CPR pursuant to its Arbitration Rules and Procedures. References herein to any arbitration rules or procedures mean such rules or procedures as amended from time to time, including any successor rules or procedures, and references herein to the CPR include any successor thereto. The arbitration shall be before three (3) arbitrators. Each Party shall designate one arbitrator in accordance with the “screened” appointment procedure provided in Rule 5.4 of the CPR Rules. The two Party-appointed arbitrators will select the third, who will serve as the panel’s chair or president. All three (3) arbitrators shall have experience in the area under dispute. This arbitration provision, and the arbitration itself, shall be governed by the laws of the State of New York, and the Federal Arbitration Act, 9 U.S.C. §§ 1-16.

(c)	Consistent with the expedited nature of arbitration, each Party will, upon the written request of the other Party, promptly provide the other with copies of documents on which the producing Party may rely in support of or in opposition to any claim or defense. At the request of a Party, the arbitrators shall have the discretion to order examination by deposition of witnesses to the extent the arbitrator deems such additional discovery relevant and appropriate. Depositions shall be limited to a maximum of five per Party and shall be held within 45 days of the grant of a request. Additional depositions may be scheduled only with the permission of the arbitrators, and for good cause shown. Each deposition shall be limited to a maximum of one day’s duration. All objections are reserved for the arbitration hearing except for objections based on privilege and proprietary or confidential information. The Parties shall not utilize any other discovery mechanisms, including international processes and U.S. federal statutes, to obtain additional evidence for use in the arbitration. Any dispute regarding discovery, or the relevance or scope thereof, shall be determined by the arbitrators, which determination shall be conclusive. All discovery shall be completed within 60 days following the appointment of the arbitrators. All costs and/or fees relating to the retrieval, review and production of electronic discovery shall be paid by the Party requesting such discovery.

(d)	The panel of arbitrators shall have no power to award non-monetary or equitable relief of any sort. The arbitrators will have no authority to award punitive or other damages not measured by the prevailing Party’s actual damages, except as may be required by statute. Each Party expressly waives and foregoes any right to consequential, punitive, special, exemplary or similar damages or lost profits. The arbitrators shall have no power or authority, under the CPR Rules for Non-Administered Arbitration or otherwise, to relieve the Parties from their agreement hereunder to arbitrate or otherwise to amend or disregard any provision of this Agreement. Subject to the provisions set forth in subsection (e) below, the award of the arbitrators shall be final, binding and the sole and exclusive remedy to the Parties. Either Party may seek to confirm and enforce any final award entered in arbitration, in any court of competent jurisdiction. The cost of the arbitration, including the fees of the arbitrators, shall be borne by the Party the arbitrator determines has not prevailed in the arbitration.

(e)	If an arbitral award does not contain an award of money damages in excess of [*****], then the arbitral award shall not be appealable and shall only be subject to such challenges as would otherwise be permissible under the Federal Arbitration Act, 9 U.S.C. §§ 1-16. In the event that the arbitration results in an arbitral award, which imposes a monetary award in excess of [*****], such award may be appealed to a tribunal of appellate arbitrators via the CPR Arbitration Appeal Procedure, whose determination shall be final.

(f)	Except as may be required by law, neither a Party nor an arbitrator may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of both Parties.

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

Exhibit 18.12

Draft Press Release and Immediate Report

[To be attached.]